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                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF OCTOBER 27, 1998

                                  BY AND AMONG

                                 LUMONICS INC.,

                           GRIZZLY ACQUISITION CORP.

                                      AND

                             GENERAL SCANNING INC.


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

                               TABLE OF CONTENTS

             THIS TABLE OF CONTENTS IS NOT PART OF THE AGREEMENT TO WHICH IT IS ATTACHED BUT IS INSERTED FOR CONVENIENCE ONLY.

                                                                          PAGE
                                                                          NO.
                                                                          ----
 ARTICLE I   THE MERGER.................................................   A-1
    1.01     The Merger.................................................   A-1
    1.02     Closing....................................................   A-1
    1.03     Effective Time.............................................   A-2
    1.04     Articles of Incorporation and Bylaws of the Surviving
              Corporation...............................................   A-2
    1.05     Directors and Officers of the Surviving Corporation........   A-2
    1.06     Effects of the Merger......................................   A-2
    1.07     Further Assurances.........................................   A-2
 ARTICLE II  CONVERSION OF SHARES.......................................   A-2
    2.01     Conversion of Capital Stock................................   A-2
    2.02     Exchange of Certificates...................................   A-4
 ARTICLE III REPRESENTATIONS AND WARRANTIES OF GRIZZLY..................   A-5
    3.01     Organization and Qualification.............................   A-5
    3.02     Capital Stock..............................................   A-6
    3.03     Authority Relative to This Agreement.......................   A-7
    3.04     Non-Contravention; Approvals and Consents..................   A-7
    3.05     Reports and Financial Statements...........................   A-8
    3.06     Absence of Certain Changes or Events.......................   A-8
    3.07     Absence of Undisclosed Liabilities.........................   A-8
    3.08     Legal Proceedings..........................................   A-9
    3.09     Information Supplied.......................................   A-9
    3.10     Compliance with Laws and Orders............................   A-9
    3.11     Compliance with Agreements; Certain Agreements.............   A-9
    3.12     Taxes......................................................  A-10
    3.13     Employee Benefit Plans; ERISA..............................  A-10
    3.14     Labor Matters..............................................  A-11
    3.15     Environmental Matters......................................  A-11
    3.16     Intellectual Property Rights...............................  A-12
    3.17     Vote Required..............................................  A-14
    3.18     Opinion of Financial Advisor...............................  A-14
    3.19     Grizzly Rights Agreement...................................  A-14
    3.20     Ownership of Lynx Common Stock.............................  A-14
    3.21     Chapter 110D of Mass. Ann. Laws Not Applicable.............  A-14
 ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF LYNX AND SUB.............  A-14
    4.01     Organization and Qualification.............................  A-14
    4.02     Capital Stock..............................................  A-15
    4.03     Authority Relative to This Agreement.......................  A-15
    4.04     Non-Contravention; Approvals and Consents..................  A-16
    4.05     Reports and Financial Statements...........................  A-16
    4.06     Absence of Certain Changes or Events.......................  A-17
    4.07     Absence of Undisclosed Liabilities.........................  A-17
    4.08     Legal Proceedings..........................................  A-17
    4.09     Information Supplied.......................................  A-18

                                                                           PAGE
                                                                           NO.
                                                                           ----
    4.10      Compliance with Laws and Orders...........................   A-18
    4.11      Compliance with Agreements; Certain Agreements............   A-18
    4.12      Taxes.....................................................   A-19
    4.13      Employee Benefit Plans; ERISA.............................   A-19
    4.14      Labor Matters.............................................   A-20
    4.15      Environmental Matters.....................................   A-20
    4.16      Intellectual Property Rights..............................   A-20
    4.17      Vote Required.............................................   A-21
    4.18      Opinion of Financial Advisor..............................   A-22
    4.19      Ownership of Grizzly Common Stock.........................   A-22
    4.20      Control Share Statute Not Applicable......................   A-22
 ARTICLE V    COVENANTS.................................................   A-22
    5.01      Covenants of Grizzly and Lynx.............................   A-22
    5.02      No Solicitations..........................................   A-24
    5.03      Grizzly Rights Agreement..................................   A-25
    5.04      Conduct of Business of Sub................................   A-25
    5.05      Third Party Standstill Agreements.........................   A-25
    5.06      Purchases of Common Stock of the Other Party..............   A-25
    5.07      Adoption of Lynx Rights Agreement.........................   A-25
 ARTICLE VI   ADDITIONAL AGREEMENTS.....................................   A-26
    6.01      Access to Information; Confidentiality....................   A-26
    6.02      Preparation of Registration Statement and Proxy
               Statement................................................   A-26
    6.03      Approval of Shareholders..................................   A-26
    6.04      Grizzly Affiliates........................................   A-27
    6.05      Stock Exchange Listing....................................   A-27
    6.06      Certain Tax Matters.......................................   A-27
    6.07      Regulatory and Other Approvals............................   A-28
    6.08      [Omitted].................................................   A-28
    6.09      Grizzly Stock Plan........................................   A-28
    6.10      Directors' and Officers' Indemnification and Insurance....   A-29
    6.11      Lynx Governance...........................................   A-30
    6.12      Continuation; Name Change.................................   A-30
    6.13      Stock Option Agreements...................................   A-30
    6.14      Expenses..................................................   A-30
    6.15      Brokers or Finders........................................   A-30
    6.16      Takeover Statutes.........................................   A-30
    6.17      Conveyance Taxes..........................................   A-31
 ARTICLE VII  CONDITIONS................................................   A-31
    7.01      Conditions to Each Party's Obligation to Effect the
               Merger...................................................   A-31
    7.02      Conditions to Obligation of Lynx and Sub to Effect the
               Merger...................................................   A-32
    7.03      Conditions to Obligation of Grizzly to Effect the Merger..   A-32
 ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER.........................   A-33
    8.01      Termination...............................................   A-33
    8.02      Effect of Termination.....................................   A-34
    8.03      Amendment.................................................   A-35
    8.04      Waiver....................................................   A-35

                                                                          PAGE
                                                                          NO.
                                                                          ----
 ARTICLE IX GENERAL PROVISIONS..........................................  A-35
    9.01    Non-Survival of Representations, Warranties, Covenants and
             Agreements.................................................  A-35
    9.02    Notices.....................................................  A-35
    9.03    Entire Agreement; Incorporation of Exhibits.................  A-36
    9.04    Public Announcements........................................  A-36
    9.05    No Third Party Beneficiaries................................  A-36
    9.06    No Assignment; Binding Effect...............................  A-36
    9.07    Headings....................................................  A-37
    9.08    Invalid Provisions..........................................  A-37
    9.09    Governing Law...............................................  A-37
    9.10    Enforcement of Agreement....................................  A-37
    9.11    Certain Definitions.........................................  A-37
    9.12    Counterparts................................................  A-38
 EXHIBITS
 EXHIBIT A  Form of Affiliate Agreement
 EXHIBIT B  Form of Incorporation and Bylaws of Lynx Post-Merger

                           GLOSSARY OF DEFINED TERMS

  The following terms, when used in this Agreement, have the meanings ascribed to them in the corresponding Sections of this Agreement listed below:

"affiliate".............................................. Section 9.11(a)
"Affiliate Agreement".................................... Section 6.04
"this Agreement"......................................... Preamble
"Alternative Proposal"................................... Section 5.02
"Antitrust Division"..................................... Section 6.07
"Articles of Merger"..................................... Section 1.03
"beneficially"........................................... Section 9.11(b)
"business day"........................................... Section 9.11(c)
"CERCLA"................................................. Section 3.15(b)
"Certificates"........................................... Section 2.02(b)
"Closing"................................................ Section 1.02
"Closing Date"........................................... Section 1.02
"Code"................................................... Section 3.13
"Common Stock Trust"..................................... Section 2.02(e)(iii)
"Confidentiality Agreement".............................. Section 6.01(a
"Confidential Information"............................... Section 6.01(a)
"Constituent Corporations"............................... Section 1.01
"Contracts".............................................. Section 3.04(a)
"control," "controlling," "controlled by" and "under
 common control with".................................... Section 9.11(a)
"Conversion Number"...................................... Section 2.01(c)
"Current Grizzly Directors".............................. Section 6.11
"MBCL"................................................... Section 1.01
"Dissenting Share"....................................... Section 2.01(d)(i)
"Effective Time"......................................... Section 1.03
"Environmental Law"...................................... Section 3.15(e)(i)
"Environmental Permits".................................. Section 3.15(a)
"ERISA".................................................. Section 3.13(b)(i)
"Excess Shares".......................................... Section 2.02(e)(ii)
"Exchange Act"........................................... Section 3.04(b)
"Exchange Agent"......................................... Section 2.02(a)
"Exchange Fund".......................................... Section 2.02(a)
"FTC".................................................... Section 6.07
"Grizzly"................................................ Preamble
"Grizzly Affiliates"..................................... Section 6.04
"Grizzly Common Stock"................................... Section 2.01(b)
"Grizzly Disclosure Letter".............................. Section 3.01
"Grizzly Employee Benefit Plan".......................... Section 3.13(b)(i)
"Grizzly Financial Statements"........................... Section 3.05
"Grizzly Option Plans"................................... Section 2.01(e)
"Grizzly Permits"........................................ Section 3.10
"Grizzly Preferred Stock"................................ Section 3.02
"Grizzly Reports"........................................ Section 3.05
"Grizzly Rights"......................................... Section 3.02(a)
"Grizzly Rights Agreement"............................... Section 3.02(a)
"Grizzly Series A Preferred Stock"....................... Section 3.02(a)
"Grizzly Stock Option"................................... Section 6.09
"Grizzly Shareholders' Approval"......................... Section 6.03(b)

"Governmental or Regulatory Authority".................... Section 3.04(a)
"group"................................................... Section 9.11(f)
"Hazardous Material"...................................... Section 3.15(e)(ii)
"HSR Act"................................................. Section 3.04(b)
"Indemnified Liabilities"................................. Section 6.10(a)
"Indemnified Parties"..................................... Section 6.10(a)
"Indemnifying Party"...................................... Section 6.10(a)
"Intellectual Property Rights"............................ Section 3.16(a)
"knowledge"............................................... Section 9.11(d)
"laws".................................................... Section 3.04(a)
"Lien".................................................... Section 3.02(b)
"Lynx".................................................... Preamble
"Lynx Common Stock"....................................... Section 2.01(c)
"Lynx Directors".......................................... Section 6.11
"Lynx Disclosure Letter".................................. Section 4.01
"Lynx Employee Benefit Plan".............................. Section 4.13(b)
"Lynx Financial Statements"............................... Section 4.05
"Lynx Option Plan"........................................ Section 5.01(b)
"Lynx Permits"............................................ Section 4.10
"Lynx Reports"............................................ Section 4.05
"Lynx Shareholders' Approval"............................. Section 6.03(a)
"Lynx Shareholders' Meeting".............................. Section 6.03(a)
"Lynx Shareholders' Proposals"............................ Section 6.03(a)
"material", "material adverse effect" and "materially
 adverse"................................................. Section 9.11(e)
"Merger".................................................. Preamble
"Options"................................................. Section 3.02(a)
"orders".................................................. Section 3.04(a)
"person".................................................. Section 9.11(f)
"Plan".................................................... Section 3.13(b)(ii)
"Principal Party"......................................... Section 5.01
"Proxy Statement"......................................... Section 3.09
"qualified stock options"................................. Section 6.09(a)
"Registration Statement".................................. Section 4.09
"Representatives"......................................... Section 9.11(g)
"SEC"..................................................... Section 3.04(b)
"Secretary of State"...................................... Section 1.03
"Securities Act".......................................... Section 3.04(b)
"Shareholders' Meetings".................................. Section 6.03(b)
"Stock Option Agreements"................................. Preamble
"Sub"..................................................... Preamble
"Sub Common Stock"........................................ Section 2.01(a)
"Subsidiaries"............................................ Section 9.11(h)
"Subsidiary".............................................. Section 9.11(h)
"Surviving Corporation"................................... Section 1.01
"Surviving Corporation Common Stock"...................... Section 2.01(a)
"taxes"................................................... Section 3.12(c)

  This AGREEMENT AND PLAN OF MERGER dated as of October 27, 1998 ("this Agreement") is made and entered into by and among LUMONICS INC., an Ontario corporation ("Lynx"), GRIZZLY ACQUISITION CORP., a Massachusetts corporation wholly owned by Lynx ("Sub"), and GENERAL SCANNING INC., a Massachusetts corporation ("Grizzly").

  WHEREAS, the Boards of Directors of Lynx, Sub and Grizzly have each determined that it is advisable and in the best interests of their respective shareholders to consummate, and have approved, the merger of equals business combination transaction provided for herein in which Sub would merge with and into Grizzly and Grizzly would become a wholly-owned subsidiary of Lynx (the "Merger");

  WHEREAS, the respective Boards of Directors of Lynx and Grizzly have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interests of their respective shareholders, and Lynx has approved this Agreement and the Merger as the sole shareholder of Sub;

  WHEREAS, concurrently with the execution and delivery of this Agreement and as condition and inducement to the parties' willingness to enter into this Agreement, Grizzly, Lynx and Sub have entered into Stock Option Agreements of even date herewith (the "Stock Option Agreements") providing for the granting by (i) Grizzly to Sub or Lynx of an option to purchase from Grizzly up to 2,517,673 shares of Grizzly Common Stock (as defined in Section 2.01(b)) at U.S. $4.57 per share, and (ii) Lynx to Grizzly of an option to purchase from Lynx up to 3,391,656 shares of Lynx Common Stock (as defined in Section 2.01(c) at Can. $8.09 per share, in each case subject to the terms and conditions set forth therein; and

  WHEREAS, Lynx, Sub and Grizzly desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                 1. ARTICLE I

                                  THE MERGER

  1.01 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.03), Sub shall be merged with and into Grizzly in accordance with the Business Corporation Law of the Commonwealth of Massachusetts (the "MBCL"). At the Effective Time, the separate existence of Sub shall cease and Grizzly shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). Sub and Grizzly are sometimes referred to herein as the "Constituent Corporations". As a result of the Merger, the outstanding shares of capital stock of the Constituent Corporations shall be converted or cancelled in the manner provided in Article II.

  1.02 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.01, and subject to the satisfaction or waiver (where applicable) of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place at the offices of LaBarge Weinstein, 333 Preston Street, 11th floor, Ottawa, Ontario, at 10:00 a.m., local time, on the fifth business day following satisfaction of the condition set forth in Section 7.01(a) unless another date, time or place is agreed to in writing by the parties hereto (the "Closing Date"). At the Closing there shall be delivered to Lynx, Sub and Grizzly the certificates and other documents and instruments required to be delivered under Article VII.

  1.03 Effective Time. At the Closing, articles of merger (the "Articles of Merger") shall be duly prepared and executed by the Surviving Corporation and thereafter delivered to the Secretary of State of the Commonwealth of Massachusetts (the "Secretary of State") for filing, as provided in Section 78 of the MBCL, as soon as practicable on the Closing Date. The Merger shall become effective at the time of the filing of the Articles of Merger with the Secretary of State (the date and time of such filing being referred to herein as the "Effective Time").

  1.04 Articles of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, (i) the Articles of Incorporation of the Surviving Corporation shall be amended to read in their entirety (except for the corporate name) as set forth in the Articles of Incorporation of Sub as in effect immediately prior to the Effective Time until thereafter amended as provided by law and such Articles of Incorporation, and (ii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

  1.05 Directors and Officers of the Surviving Corporation. The directors of Sub and the officers of Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

  1.06 Effects of the Merger. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the MBCL.

  1.07 Further Assurances. Each party hereto will, either prior to or after the Effective Time, execute such further documents, instruments, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, privileges, rights, approvals, immunities and franchises of either of the Constituent Corporations or to effect the other purposes of this Agreement.

                                 2. ARTICLE II

                             CONVERSION OF SHARES

  2.01 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

    (a) Capital Stock of Sub. Each issued and outstanding share of the common stock, par value U.S. $.01 per share, of Sub ("Sub Common Stock") shall be converted into and become one fully paid and nonassessable share of common stock, par value U.S.$.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). Each certificate representing outstanding shares of Sub Common Stock shall at the Effective Time represent an equal number of shares of Surviving Corporation Common Stock.

    (b) Cancellation of Treasury Stock and Stock Owned by Lynx and Subsidiaries. All shares of common stock, par value U.S. $.01 per share, of Grizzly ("Grizzly Common Stock") that are owned by Grizzly as treasury stock and any shares of Grizzly Common Stock owned by Lynx, Sub or any other wholly-owned Subsidiary (as defined in Section 9.11) of Lynx shall be canceled and retired and shall cease to exist and no stock of Lynx or other consideration shall be delivered in exchange therefor.

    (c) Exchange Ratio for Grizzly Common Stock. (i) Each issued and outstanding share of Grizzly Common Stock (other than shares to be canceled in accordance with Section 2.01(b) and other than

  Dissenting Shares (as defined in Section 2.01(d))) shall be converted into the right to receive 1.347 (the "Conversion Number") fully paid and nonassessable shares of common stock of Lynx ("Lynx Common Stock").

      (ii) If, prior to the Effective Time, Lynx shall pay a dividend in, subdivide, combine into a smaller number of shares or issue by reclassification of its shares any shares of Lynx Common Stock, the Conversion Number shall be multiplied by a fraction, the numerator of which shall be the number of shares of Lynx Common Stock outstanding immediately after, and the denominator of which shall be the number of such shares outstanding immediately before, the occurrence of such event, and the resulting product shall from and after the date of such event be the Conversion Number, subject to further adjustment in accordance with this paragraph. If, prior to the Effective Time, Grizzly shall pay a dividend in, subdivide, combine into a smaller number of shares or issue by reclassification of its shares any shares of Grizzly Common Stock, the Conversion Number shall be multiplied by a fraction, the numerator of which shall be the number of shares of Grizzly Common Stock outstanding immediately before, and the denominator of which shall be the number of such shares outstanding immediately after, the occurrence of such event, and the resulting product shall from and after the date of such event be the Conversion Number, subject to further adjustment in accordance with this paragraph.

      (iii) All shares of Grizzly Common Stock converted in accordance with paragraph (i) of this Section 2.01(c) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Lynx Common Stock and any cash in lieu of fractional shares of Lynx Common Stock to be issued or paid in consideration therefor (determined in accordance with Section 2.02(e)), upon the surrender of such certificate in accordance with Section 2.02, without interest.

    (d) Dissenting Shares. (i) Notwithstanding any provision of this Agreement to the contrary, each outstanding share of Grizzly Common Stock the holder of which has not voted in favor of the Merger, has perfected such holder's right to an appraisal of such holder's shares in accordance with the applicable provisions of the MBCL and has not effectively withdrawn or lost such right to appraisal (a "Dissenting Share") shall not be converted into or represent a right to receive shares of Lynx Common Stock pursuant to Section 2.01(c), but the holder thereof shall be entitled only to such rights as are granted by the applicable provisions of the MBCL; provided, however, that any Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the MBCL, shall be deemed to be converted into, as of the Effective Time, the right to receive shares of Lynx Common Stock pursuant to Section 2.01(c).

      (ii) Grizzly shall give Lynx (x) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the applicable provisions of the MBCL relating to the appraisal process received by Grizzly and (y) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the MBCL. Grizzly will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Lynx, settle or offer to settle any such demands.

    (e) Stock Option Plans. Subject to Canadian securities law and The Toronto Stock Exchange rules and subject to the terms and conditions of Grizzly's Director Warrant Plan, 1981 Stock Option Plan and 1992 Stock Option Plan (the "Grizzly Option Plans") and the stock option agreements executed pursuant thereto the Grizzly Option Plans and each warrant or option to purchase Grizzly Common Stock granted thereunder that is outstanding at the Effective Time shall be assumed by Lynx and continued in accordance with their respective terms and each such warrant or option shall become a right to purchase a number of shares of Lynx Common Stock equal to the Conversion Number multiplied by the number of shares of Grizzly Common Stock subject to such warrant or option immediately prior to the Effective Time, as more fully described in Section 6.09.

  2.02 Exchange of Certificates.

    (a) Exchange Agent. Promptly following the Effective Time, Lynx shall make available to the Surviving Corporation for deposit with a bank, trust company or transfer agent designated before the Closing Date by Lynx and reasonably acceptable to Grizzly (the "Exchange Agent") certificates representing the number of duly authorized whole shares of Lynx Common Stock issuable in connection with the Merger plus an amount of cash equal to the aggregate amount payable in lieu of fractional shares in accordance with Section 2.02(e), to be held for the benefit of and distributed to such holders in accordance with this Section. The Exchange Agent shall agree to hold such shares of Lynx Common Stock and funds (such shares of Lynx Common Stock and funds, together with earnings thereon, being referred to herein as the "Exchange Fund") for delivery as contemplated by this Section and upon such additional terms as may be agreed upon by the Exchange Agent, Grizzly and Lynx.

    (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Grizzly Common Stock (the "Certificates") whose shares are converted pursuant to Section 2.01(c) into the right to receive shares of Lynx Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Lynx Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Lynx Common Stock, plus the cash amount payable in lieu of fractional shares in accordance with Section 2.02(e), which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger. In the event of a transfer of ownership of Grizzly Common Stock which is not registered in the transfer records of Grizzly, a certificate representing that number of whole shares of Lynx Common Stock, plus the cash amount payable in lieu of fractional shares in accordance with Section 2.02(e), may be issued to a transferee if the Certificate representing such Grizzly Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time for all corporate purposes of Lynx, except as limited by paragraph (c) below, to represent ownership of the number of shares of Lynx Common Stock into which the number of shares of Grizzly Common Stock shown thereon have been converted as contemplated by this Article II. Notwithstanding the foregoing, Certificates representing Grizzly Common Stock surrendered for exchange by any person constituting an "affiliate" of Grizzly for purposes of Section 6.04 shall not be exchanged until Lynx has received an Affiliate Agreement (as defined in Section 6.04) executed by such person as provided in Section 6.04.

    (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Lynx Common Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Lynx Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to
  Section 2.02(e) until the holder of record of such Certificate shall surrender such Certificate in accordance with this Section (or affidavits of loss with respect to lost, stolen or destroyed certificates). Subject to the effect of applicable laws, following surrender of any such Certificate or affidavit, there shall be paid to the record holder of the certificates representing whole shares of Lynx Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable, but which were not paid by reason of the immediately preceding sentence, with respect to such whole shares of Lynx Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Lynx Common Stock.

    (d) No Further Ownership Rights in Grizzly Common Stock. All shares of Lynx Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(e)) shall be deemed to have been issued at the Effective Time in full satisfaction of all rights pertaining to the shares of Grizzly Common Stock represented thereby. From and after the Effective Time, the stock transfer books of Grizzly shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Grizzly Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section.

    (e) No Fractional Shares. (i) No certificate or scrip representing fractional shares of Lynx Common Stock will be issued in the Merger upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Lynx. In lieu of any such fractional shares, each holder of Certificates who would otherwise have been entitled to a fraction of a share of Lynx Common Stock in exchange for such Certificates pursuant to this Section shall receive from the Exchange Agent a cash payment in U.S. dollars without interest in lieu of such fractional share determined by multiplying such fraction by the average of the last sale prices of Lynx Common Stock, as reported by The Toronto Stock Exchange, for the five Toronto Stock Exchange trading days immediately preceding the Effective Date. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Lynx, and Lynx shall cause the Surviving Corporation to deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

    (f) Termination of Exchange Fund and Common Stock Trust. Any portion of the Exchange Fund and Common Stock Trust which remains undistributed to the shareholders of Grizzly for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any shareholders of Grizzly who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) as general creditors for payment of their claim for Lynx Common Stock, any cash in lieu of fractional shares of Lynx Common Stock and any dividends or distributions with respect to Lynx Common Stock. Neither Lynx nor the Surviving Corporation shall be liable to any holder of shares of Grizzly Common Stock for shares of Lynx Common Stock (or dividends or distributions with respect thereto) or cash payable in respect of fractional share interests delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                3. ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF GRIZZLY

  Grizzly represents and warrants to Lynx and Sub as follows:

  3.01 Organization and Qualification. Each of Grizzly and its Subsidiaries (as defined in Section 9.11) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so incorporated, existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect (as defined in Section 9.11) on Grizzly and its Subsidiaries taken as a whole. Each of Grizzly and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Grizzly and its Subsidiaries taken as a whole. Section 3.01 of the letter dated the date hereof and delivered to Lynx and Sub by Grizzly concurrently with the execution and delivery of this Agreement (the "Grizzly Disclosure Letter") sets forth (i) the name and jurisdiction of incorporation of each Subsidiary of Grizzly, (ii) its authorized capital stock, (iii) the number of issued and outstanding shares of its capital stock and (iv) the record owners of such shares. Except for interests in the Subsidiaries of Grizzly and as disclosed in Section 3.01 of the Grizzly Disclosure Letter, Grizzly does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity (other than (i) non-controlling investments in the ordinary course of business and corporate partnering, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business and (ii) other investments of less than U.S. $100,000). Grizzly has previously made available to Lynx correct and complete copies of the certificate or articles of incorporation and bylaws (or other comparable charter documents) of Grizzly.

  3.02 Capital Stock. (a) The authorized capital stock of Grizzly consists solely of 30,000,000 shares of Grizzly Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share ("Grizzly Preferred Stock"). As of the close of business on October 26, 1998, 12,651,626 shares of Grizzly Common Stock were issued and outstanding, 366,073 shares were held in the treasury of Grizzly and 2,100,000 shares we re reserved for issuance upon the exercise of Options under the Grizzly Option Plans of which 1,440,315 were granted and are outstanding. Since such date, there has been no change in the number of issued and outstanding shares of Grizzly Common Stock or shares of Grizzly Common Stock held in treasury or reserved for issuance other than the reservation of 2,517,673 shares pursuant to the relevant Stock Option Agreement. As of the date hereof, no shares of Grizzly Preferred Stock are issued and outstanding and 3,000 shares are designated Series A Junior Participating Preferred Stock ("Grizzly Series A Preferred Stock") and are reserved for issuance in accordance with the Rights Agreement dated as of May 1, 1997, as amended, by and between Grizzly and American Stock Transfer & Trust Company, as Rights Agent (the "Grizzly Rights Agreement"), pursuant to which Grizzly has issued rights (the "Grizzly Rights") to purchase shares of Grizzly Series A Junior Participating Preferred Stock. All of the issued and outstanding shares of Grizzly Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement, the Grizzly Rights Agreement and the Stock Option Agreements and except as set forth in Section 3.02 of the Grizzly Disclosure Letter, there are no outstanding subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "Options"), obligating Grizzly or any of its Subsidiaries to issue or sell any shares of capital stock of Grizzly or to grant, extend or enter into any Option with respect thereto.

  (b) Except as disclosed in Section 3.02 of the Grizzly Disclosure Letter, all of the outstanding shares of capital stock of each Subsidiary of Grizzly are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by Grizzly or a Subsidiary wholly owned, directly or indirectly, by Grizzly, free and clear of any liens, claims, mortgages, encumbrances, pledges, security interests, equities and charges of any kind (each a "Lien"). Except as disclosed in Section 3.02 of the Grizzly Disclosure Letter, there are no (i) outstanding Options obligating Grizzly or any of its Subsidiaries to issue or sell any shares of capital stock of any Subsidiary of Grizzly or to grant, extend or enter into any such Option or
(ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than Grizzly or a Subsidiary wholly owned, directly or indirectly, by Grizzly with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of Grizzly.

  (c) Except as disclosed in Section 3.02 of the Grizzly Disclosure Letter, there are no outstanding contractual obligations of Grizzly or any Subsidiary of Grizzly to repurchase, redeem or otherwise acquire any shares of Grizzly Common Stock or any capital stock of any Subsidiary of Grizzly or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of Grizzly or any other person.

  3.03 Authority Relative to This Agreement. Grizzly has full corporate power and authority to enter into this Agreement and, subject to obtaining the Grizzly Shareholders' Approval (as defined in Section 6.03(b)), to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Grizzly and the consummation by Grizzly of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Grizzly, the Board of Directors of Grizzly has recommended adoption of this Agreement by the shareholders of Grizzly and directed that this Agreement be submitted to the shareholders of Grizzly for their consideration, and no other corporate proceedings on the part of Grizzly or its shareholders are necessary to authorize the execution, delivery and performance of this Agreement by Grizzly and the consummation by Grizzly of the transactions contemplated hereby, other than obtaining the Grizzly Shareholders' Approval. This Agreement has been duly and validly executed and delivered by Grizzly and constitutes a legal, valid and binding obligation of Grizzly enforceable against Grizzly in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

  3.04 Non-Contravention; Approvals and Consents. (a) The execution and delivery of this Agreement by Grizzly do not, and the performance by Grizzly of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Grizzly or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of Grizzly or any of its Subsidiaries, or
(ii) subject to the obtaining of Grizzly Shareholders' Approval and the taking of the actions described in paragraph (b) of this Section, (x) any statute, law, rule, regulation or ordinance (together, "laws"), or any judgment, decree, order, writ, permit or license (together, "orders"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, province, county, city or other political subdivision (a "Governmental or Regulatory Authority") applicable to Grizzly or any of its Subsidiaries or any of their respective assets or properties, or (y) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (together, "Contracts") to which Grizzly or any of its Subsidiaries is a party or by which Grizzly or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses
(x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on Grizzly and its Subsidiaries taken as a whole or on the ability of Grizzly to consummate the transactions contemplated by this Agreement.

  (b) Except (i) for the filing of a premerger notification report by Grizzly under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (ii) for the filing of the Proxy Statement (as defined in Section 3.09) and the Registration Statement (as defined in Section 4.09) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), the declaration of the effectiveness of the Registration Statement by the SEC and filings with various state securities authorities that are required in connection with the transactions contemplated by this Agreement, (iii) for the filing of the Certificate of Merger and other appropriate merger documents required by the MBCL with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, (iv) the filing(s) as may be required by the Investment Canada Act and/or the

Competition Act (Canada) and (v) as disclosed in Section 3.04 of the Grizzly Disclosure Letter, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any Governmental or Regulatory Authority or any Contract to which Grizzly or any of its Subsidiaries is a party or by which Grizzly or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by Grizzly, the performance by Grizzly of its obligations hereunder or the consummation by Grizzly of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on Grizzly and its Subsidiaries taken as a whole or on the ability of Grizzly to consummate the transactions contemplated by this Agreement.

  3.05 Reports and Financial Statements. Grizzly has made available to Lynx prior to the execution of this Agreement a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by Grizzly or any of its Subsidiaries with the SEC since January 1, 1993 (as such documents have since the time of their filing been amended or supplemented, the "Grizzly Reports"), which are all the documents (other than preliminary material) that Grizzly and its Subsidiaries were required to file with the SEC since such date. As of their respective dates, the Grizzly Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Grizzly Reports (the "Grizzly Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse to Grizzly and its Subsidiaries taken as a whole)) the consolidated financial position of Grizzly and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as set forth in Section 3.05 of the Grizzly Disclosure Letter, each Subsidiary of Grizzly is treated as a consolidated subsidiary of Grizzly in the Grizzly Financial Statements for all periods covered thereby.

  3.06 Absence of Certain Changes or Events. Except as disclosed in Grizzly Reports filed prior to the date of this Agreement or in Section 3.06 of the Grizzly Disclosure Letter, (a) since June 30, 1998 there has not been any change, event or development (excluding stock market fluctuations, changes in general economic conditions, or any change, event, or development having, or that could reasonably be expected to have, individually or in the aggregate, a material adverse effect on companies in the industries in which Grizzly operates generally) having, or that could be reasonably expected to have, individually or in the aggregate, a material adverse effect on Grizzly and its Subsidiaries taken as a whole, and (b) between such date and the date hereof
(i) Grizzly and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice and (ii) neither Grizzly nor any of its Subsidiaries has taken any action which, if taken after the date hereof, would constitute a breach of any provision of clause (ii) of
Section 5.01(b).

  3.07 Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the consolidated balance sheet of Grizzly and its consolidated subsidiaries dated June 30, 1998 included in the Grizzly Financial Statements or as disclosed in Section 3.07 of the Grizzly Disclosure Letter, neither Grizzly nor any of its Subsidiaries had at such date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Grizzly and its consolidated subsidiaries (including the notes thereto), except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice or
(ii) which have not been, and could not be reasonably expected to be, individually or in the aggregate, materially adverse to Grizzly and its Subsidiaries taken as a whole.

  3.08 Legal Proceedings. Except as disclosed in the Grizzly Reports filed prior to the date of this Agreement or in Section 3.08 of the Grizzly Disclosure Letter, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of Grizzly, threatened against, relating to or affecting, nor to the knowledge of Grizzly are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, Grizzly or any of its Subsidiaries or any of their respective assets and properties which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on Grizzly and its Subsidiaries taken as a whole or on the ability of Grizzly to consummate the transactions contemplated by this Agreement, and (ii) neither Grizzly nor any of its Subsidiaries is subject to any order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or could be reasonably expected to have a material adverse effect on Grizzly and its Subsidiaries taken as a whole or on the ability of Grizzly to consummate the transactions contemplated by this Agreement.

  3.09 Information Supplied. The joint proxy statement relating to the Shareholders' Meetings (as defined in Section 6.03(b)), as amended or supplemented from time to time (as so amended and supplemented, the "Proxy Statement"), and any other documents to be filed by Grizzly with the SEC, The Toronto Stock Exchange or any other Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby will (in the case of the Proxy Statement and any such other documents filed with the SEC under the Exchange Act or the Securities Act) comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, respectively, and will not, on the date of its filing or, in the case of the Proxy Statement, at the date it is mailed to shareholders of Grizzly and of Lynx and at the times of the Shareholders' Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Grizzly with respect to information supplied in writing by or on behalf of Lynx or Sub expressly for inclusion therein and information incorporated by reference therein from documents filed by Lynx or any of its Subsidiaries with the SEC.

  3.10 Compliance with Laws and Orders. Grizzly and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of their respective businesses as presently conducted (the "Grizzly Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Grizzly and its Subsidiaries taken as a whole. Grizzly and its Subsidiaries are in compliance with the terms of the Grizzly Permits, except failures so to comply which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Grizzly and its Subsidiaries taken as a whole. Except as disclosed in the Grizzly Reports filed prior to the date of this Agreement, Grizzly and its Subsidiaries are not in violation of or default under any law or order of any Governmental or Regulatory Authority, except for such violations or defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Grizzly and its Subsidiaries taken as a whole.

  3.11 Compliance with Agreements; Certain Agreements. (a) Except as disclosed in the Grizzly Reports filed prior to the date of this Agreement, neither Grizzly nor any of its Subsidiaries nor, to the knowledge of Grizzly, any other party thereto is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, could be reasonably expected to result in a default under, (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of Grizzly or any of its Subsidiaries or (ii) any Contract to which Grizzly or any of its Subsidiaries is a party or by which Grizzly or any of its Subsidiaries or any of their respective assets or properties is bound, except in the case of clause (ii) for breaches, violations and defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Grizzly and its Subsidiaries taken as a whole. Except for this Agreement and those agreements and other documents filed as exhibits to the Grizzly Reports or set forth in Section 3.11 of the Grizzly Disclosure Letter, as of the date of this Agreement, neither Grizzly nor any of its Subsidiaries is a party to or bound by (i) any "material contract" within the meaning of item 601(b)(10) of the SEC's Regulation S-K or (ii) any non-competition agreement or other agreement or arrangement that materially restricts it or any of its Subsidiaries from competing in any line of business.

  (b) Except as disclosed in Section 3.11 of the Grizzly Disclosure Letter or in the Grizzly Reports filed prior to the date of this Agreement or as provided for in this Agreement, as of the date hereof, neither Grizzly nor any of its Subsidiaries is a party to any oral or written (i) consulting agreement not terminable on 30 days' or less notice involving the payment of more than U.S. $100,000 per annum in the aggregate for all such agreements, (ii) union or collective bargaining agreement which covers any employees, (iii) agreement with any executive officer or other employee of Grizzly or any of its Subsidiaries the benefits of which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving Grizzly or any of its Subsidiaries of the nature contemplated by this Agreement, (iv) agreement with respect to any executive officer or other employee of Grizzly or any of its Subsidiaries providing any term of employment or compensation guarantee or (v) agreement or plan, including any stock option, stock appreciation right, restricted stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

  3.12 Taxes. (a) Each of Grizzly and its Subsidiaries has filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed or granted and have not expired, and all tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file, have extensions granted that remain in effect or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a material adverse effect on Grizzly and its Subsidiaries taken as a whole. Grizzly and each of its Subsidiaries has paid (or Grizzly has paid on its behalf) all taxes shown as due on such tax returns and reports. The most recent financial statements contained in the Grizzly Reports reflect an adequate reserve for all taxes payable by Grizzly and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against Grizzly or any of its Subsidiaries that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a material adverse effect on Grizzly and its Subsidiaries taken as a whole. No requests for waivers of the time to assess any taxes against Grizzly or any of its Subsidiaries have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements contained in the Grizzly Reports, or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a material adverse effect on Grizzly and its Subsidiaries taken as a whole.

  (b) To the best knowledge of Grizzly, there are no liens for material amounts of taxes on the assets of Grizzly or any of its Subsidiaries except for statutory liens for current taxes not yet due and payable.

  (c) As used in this Section 3.12 and in Section 4.12, "taxes" shall include all federal, provincial, state, local and foreign income, capital, franchise, property, sales, use, goods and services, excise, land transfer, workers compensation, employment insurance, workers health and other taxes, including obligations for taxes and other amounts required to be withheld from payments due or made to any other person (including employees and non-resident persons) and any interest, penalties or additions to tax.

  3.13 Employee Benefit Plans; ERISA. (a) Except as described in the Grizzly Reports filed prior to the date of this Agreement or as would not have a material adverse effect on Grizzly and its Subsidiaries taken as a whole, (i) all Grizzly Employee Benefit Plans (as defined below) are in compliance with all applicable requirements of law, including ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) neither Grizzly nor any of its Subsidiaries has any liabilities or obligations with respect to any such Grizzly Employee Benefit

Plans, whether accrued, contingent or otherwise, nor to the knowledge of Grizzly are any such liabilities or obligations expected to be incurred. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Grizzly Employee Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to Grizzly or any of its Subsidiaries are the agreements and policies specifically referred to in Section 3.13 of the Grizzly Disclosure Letter. The last date on which stock options were granted to any officer or director of Grizzly was May 15, 1998. Except as set forth in Section 3.13 of the Grizzly Disclosure Letter, Grizzly has caused the executive party to all existing executive retention agreements to waive application of such agreement to the Merger, and copies of such waivers have been furnished to Lynx. The Board of Directors of Grizzly has amended all Grizzly's deferred compensation agreements so that the Merger will not result in the maturity thereof.

  (b) As used herein:

    (i) "Grizzly Employee Benefit Plan" means any Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by Grizzly or any of its Subsidiaries for the benefit of the current or former employees or directors of Grizzly or any of its Subsidiaries and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time and, in the case of a Plan which is subject to Part 3 of Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement; and

    (ii) "Plan" means any employment, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, workmen's compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement, practice, policy, program or arrangement of any kind, whether written or oral, including, but not limited to any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

  3.14 Labor Matters. Except as disclosed in the Grizzly Reports filed prior to the date of this Agreement or in Section 3.14 of the Grizzly Disclosure Letter, there are no material controversies pending or, to the knowledge of Grizzly, threatened between Grizzly or any of its Subsidiaries and any representatives of its employees, except as would not, individually or in the aggregate, have a material adverse effect on Grizzly and its Subsidiaries taken as a whole, and, to the knowledge of Grizzly, there are no material organizational efforts presently being made involving any of the now unorganized employees of Grizzly or any of its Subsidiaries. Since January 1, 1993, there has been no work stoppage, strike or other concerted action by employees of Grizzly or any of its Subsidiaries except as would not, individually or in the aggregate, have a material adverse effect on Grizzly and its Subsidiaries taken as a whole.

  3.15 Environmental Matters. (a) Each of Grizzly and its Subsidiaries has obtained all licenses, permits, authorizations, approvals and consents from Governmental or Regulatory Authorities which are required under any applicable Environmental Law (as defined below) in respect of its business or operations ("Environmental Permits"), except for such failures to have Environmental Permits which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Grizzly and its Subsidiaries taken as a whole. Each of such Environmental Permits is in full force and effect and each of Grizzly and its Subsidiaries is in compliance with the terms and conditions of all such Environmental Permits and with any applicable Environmental Law, except for such failures to be in compliance which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Grizzly and its Subsidiaries taken as a whole.

  (b) To the knowledge of Grizzly, no site or facility now or previously owned, operated or leased by Grizzly or any of its Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations thereunder ("CERCLA"), or on any similar state or local list of sites requiring investigation or clean-up.

  (c) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by Grizzly or any of its Subsidiaries, other than any such real property not individually or in the aggregate material to Grizzly and its Subsidiaries taken as a whole, and no action of any Governmental or Regulatory Authority has been taken or, to the knowledge of Grizzly, is in process which could subject any of such properties to such Liens, and neither Grizzly nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any such site or facility owned by it in any deed to the real property on which such site or facility is located.

  (d) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, Grizzly or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by Grizzly or any of its Subsidiaries which have not been delivered to Lynx prior to the execution of this Agreement.

  (e) As used herein in this Section 3.15 and in Section 4.15:

    (i) "Environmental Law" means any law or order of any Governmental or Regulatory Authority relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes; and

    (ii) "Hazardous Material" means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

  3.16 Intellectual Property Rights. Except as set forth in Section 3.16 of the Grizzly Disclosure Letter, (a) Grizzly and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Intellectual Property Rights (as defined below) individually or in the aggregate material to the conduct of the businesses of Grizzly and its Subsidiaries taken as a whole. Neither Grizzly nor any Subsidiary of Grizzly is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property, such Intellectual Property Rights are not being infringed by any third party, and neither Grizzly nor any Subsidiary of Grizzly is infringing any Intellectual Property Rights of any third party, except for such defaults and infringements which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Grizzly and its Subsidiaries taken as a whole. For purposes of this Agreement, "Intellectual Property Rights" means patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing.

  (b) Section 3.16 of the Grizzly Disclosure Letter contains (or will be supplemented to prior to Closing to contain) an accurate and complete list as of the date of this Agreement of all licenses and agreements under which Grizzly and its Subsidiaries are licensed to use third party Intellectual Property Rights which are material to the business of Grizzly as currently conducted (the "Grizzly Intellectual Property Rights").

  (c) Except as set forth in Section 3.16 of the Grizzly Disclosure Letter (including as it may be supplemented prior to Closing), to the knowledge of Grizzly's chief executive and chief financial officers (acting in their corporate and not personal capacities), Grizzly and its Subsidiaries are not required to pay any royalties, fees or other amounts to any Person in connection with the use or exploitation of the Grizzly Intellectual Property Rights or the development, manufacture or commercial exploitation of any products of Grizzly or its Subsidiaries in each such case in excess of $250,000 per annum.

  (d) Section 3.16 of the Grizzly Disclosure Letter contains an accurate and complete list as of the date of this Agreement of all registered patents, registered trademarks, trade names, registered service marks and registered copyrights (in each case that are currently in use), as well as all applications for any and all of the foregoing, included in the Grizzly Intellectual Property Rights (excluding third party Intellectual Property Rights), including the jurisdiction in which each such Grizzly Intellectual Property Rights has been issued or registered or in which any such application for such issuance, approval or registration has been filed. All registered patents, registered trademarks, trade names, registered service marks and registered copyrights owned by Grizzly or any of its Subsidiaries and which are material to the conduct of their business as currently conducted are valid and enforceable.

  (e) Section 3.16 of Grizzly Disclosure Letter contains an accurate and complete list as of the date of this Agreement of all licenses and sublicenses under which Grizzly or any of its Subsidiaries has granted the right to manufacture, reproduce, market or exploit any material products of Grizzly or any Subsidiaries or any material adaptation, derivative or reformulation based on any such product or any portion thereof.

  (f) Neither Grizzly nor any of its Subsidiaries is or will be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense, assignment or other agreement to which it is a party giving it a license to material third party Intellectual Property Rights (the "IP Licenses"). Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will cause or will result in a material change to the terms of any material license, sublicense or other similar agreement.

  (g) Except as set forth in Section 3.16 of the Grizzly Disclosure Letter, neither Grizzly nor its Subsidiaries (A) has been sued in any suit, action or proceeding which involves a claim of infringement or violation of any Intellectual Property Right of any third party or (B) has received any written claim or allegation that the manufacturing, importation, marketing, licensing, sale, offer for sale, or use of any of its products infringes Intellectual Property Rights of any third party.

  (h) Grizzly and its Subsidiaries have taken all reasonable steps to protect and preserve the confidential information, trade secrets and know-how of Grizzly and its Subsidiaries, including appropriate non-disclosure agreements with all employees and third persons having access to any confidential information, trade secrets or know-how of Grizzly and its Subsidiaries.

  (i) Neither Grizzly nor any of its Subsidiaries has made any written claim or allegation that any third person is or has infringed, misappropriated, breached or violated the rights of Grizzly or its Subsidiaries in any of the Grizzly Intellectual Property Rights which are material to the business of Grizzly as currently conducted.

  (j) Except as set forth in Section 3.16 of the Grizzly Disclosure Letter, all internal computer systems that are material to the business, finances or operations of Grizzly ("Material Grizzly Systems") are (i) able to receive, record, store, process, calculate, manipulate and output dates from and after January 1, 2000, time periods that include January 1, 2000 and information that is dependent on or relates to such dates or time periods, in the same manner and with the same accuracy, functionality, data integrity and performance as when dates or time periods prior to January 1, 2000 are involved and (ii) able to store and output date information in a manner that is unambiguous as to century (collectively with clause (i) above, "Year 2000 Compliant") or can be freely modified to be made Year 2000 Compliant without breaching any third party license agreements or otherwise infringing any intellectual property rights of any third party. All Material Systems that are not Year 2000 Compliant as of the date of this Agreement are set forth in
Section 3.16 of the Grizzly Disclosure Letter.

  3.17 Vote Required. Assuming the accuracy of the representation and warranty contained in Section 4.19, the affirmative vote of the holders of record of at least a majority of the outstanding shares of Grizzly Common Stock with respect to the adoption of this Agreement is the only vote of the holders of any class or series of the capital stock of Grizzly required to adopt this Agreement and to approve the Merger and the other transactions contemplated hereby and by the Stock Option Agreements.

  3.18 Opinion of Financial Advisor. Grizzly has received the opinion of Needham & Company, Inc., dated the date hereof, to the effect that, as of the date hereof, the consideration to be received in the Merger by the shareholders of Grizzly is fair from a financial point of view to the shareholders of Grizzly, and a true and complete copy of such opinion has been delivered to Lynx prior to the execution of this Agreement.

  3.19 Grizzly Rights Agreement. As of the date hereof and after giving effect to the execution and delivery of this Agreement and the Stock Option Agreements, each Grizzly Right is represented by the certificate representing the associated share of Grizzly Common Stock and is not exercisable or transferable apart from the associated share of Grizzly Common Stock, and Grizzly has (i) taken all necessary actions so that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and by the Stock Option Agreements will not result in a "Distribution Date", a "Triggering Event" or a "Business Combination" (as defined in the Grizzly Rights Agreement) and (ii) amended the Grizzly Rights Agreement to (x) render it inapplicable to this Agreement, the Merger and the other transactions contemplated hereby and (y) ensure that the Grizzly Rights Agreement may not be further amended by Grizzly without the prior written consent of Lynx in its sole discretion.

  3.20 Ownership of Lynx Common Stock. Neither Grizzly nor any of its Subsidiaries or other affiliates beneficially owns any shares of Lynx Common Stock.

  3.21 Chapter 110D of Mass. Ann. Laws Not Applicable. Grizzly has taken all necessary actions so that the provisions of Chapter 110D of Mass. Ann. Laws will not, before the termination of this Agreement, apply to this Agreement, the Stock Option Agreements, the Merger or the other transactions contemplated hereby or thereby.

                                 4. ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF LYNX AND SUB

  Lynx and Sub represent and warrant to Grizzly as follows:

  4.01 Organization and Qualification. Each of Lynx and its Subsidiaries (including Sub) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so incorporated, existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Lynx and its Subsidiaries taken as a whole. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Each of Lynx and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Lynx and its Subsidiaries taken as a whole. Section 4.01 of the letter dated the date hereof and delivered by Lynx and Sub to Grizzly concurrently with the execution and delivery of this Agreement (the "Lynx Disclosure Letter") sets forth (i) the name and jurisdiction of incorporation of each Subsidiary of Lynx, (ii) its authorized capital stock, (iii) the number of issued and outstanding shares of its capital stock and (iv) the record owners of such shares. Except for interests in the Subsidiaries of Lynx and as disclosed in Section 4.01 of the Lynx Disclosure Letter, Lynx does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity (other than (i) non-controlling investments in the ordinary course of business and corporate partnering, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business and (ii) other investments of less than U.S. $100,000). Lynx has previously made available to Grizzly correct and complete copies of the certificate or articles of incorporation and bylaws (or other comparable charter documents) of Lynx.

  4.02 Capital Stock. (a) The authorized capital stock of Lynx consists solely of an unlimited number of shares of Lynx Common Stock. As of the close of business on October 26, 1998, 17,043,501 shares of Lynx Common Stock were issued and outstanding, and 2,121,650 shares were reserved for issuance pursuant to Options of which 1,586,865 were granted and are outstanding. Since such date, there has been no change in the number of issued and outstanding shares of Lynx Common Stock or shares of Lynx Common Stock held in treasury or (other than pursuant to the Stock Option Agreements) reserved for issuance since such date. All of the issued and outstanding shares of Lynx Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement and except as set forth in
Section 4.02 of the Lynx Disclosure Letter, there are no outstanding Options obligating Lynx or any of its Subsidiaries to issue or sell any shares of capital stock of Lynx or to grant, extend or enter into any Option with respect thereto.

  (b) Except as disclosed in Section 4.02 of the Lynx Disclosure Letter, all of the outstanding shares of capital stock of each Subsidiary of Lynx are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by Lynx or a Subsidiary wholly owned, directly or indirectly, by Lynx, free and clear of any Liens. Except as disclosed in
Section 4.02 of the Lynx Disclosure Letter, there are no (i) outstanding Options obligating Lynx or any of its Subsidiaries to issue or sell any shares of capital stock of any Subsidiary of Lynx or to grant, extend or enter into any such Option or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than Lynx or a Subsidiary wholly owned, directly or indirectly, by Lynx with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of Lynx.

  (c) Except as disclosed in Section 4.02 of the Lynx Disclosure Letter, there are no outstanding contractual obligations of Lynx or any Subsidiary of Lynx to repurchase, redeem or otherwise acquire any shares of Lynx Common Stock or any capital stock of any Subsidiary of Lynx or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of Lynx or any other person.

  4.03 Authority Relative to This Agreement. Each of Lynx and Sub has full corporate power and authority to enter into this Agreement and, subject (in the case of this Agreement) to obtaining the Lynx Shareholders' Approval (as defined in Section 6.03(a)), to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Lynx and Sub and the consummation by each of Lynx and Sub of the transactions contemplated hereby have been duly and validly approved by its Board of Directors and by Lynx in its capacity as the sole shareholder of Sub, the Board of Directors of Lynx has adopted a resolution declaring the advisability of the Lynx Shareholders' Proposals (as defined in Section 6.03(a)) and directed that the Lynx Shareholders' Proposals be submitted for consideration by the shareholders of Lynx in accordance with applicable laws, and no other corporate proceedings on the part of either of Lynx or Sub or their shareholders are necessary to authorize the execution, delivery and performance of this Agreement by Lynx and Sub and the consummation by Lynx and Sub of the transactions contemplated hereby, other than obtaining the Lynx Shareholders' Approval. This Agreement has been duly and validly executed and delivered by each of Lynx and Sub and constitutes a legal, valid and binding obligation of each of Lynx and Sub enforceable against each of Lynx and Sub in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

  4.04 Non-Contravention; Approvals and Consents. (a) The execution and delivery of this Agreement by each of Lynx and Sub do not, and the performance by each of Lynx and Sub of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Lynx or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of Lynx or any of its Subsidiaries, or (ii) subject to the obtaining of the Lynx Shareholders' Approval and the taking of the actions described in paragraph (b) of this Section, (x) any laws or orders of any Governmental or Regulatory Authority applicable to Lynx or any of its Subsidiaries or any of their respective assets or properties, or (y) any Contracts to which Lynx or any of its Subsidiaries is a party or by which Lynx or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on Lynx and its Subsidiaries taken as a whole or on the ability of Lynx and Sub to consummate the transactions contemplated by this Agreement.

  (b) Except (i) for the filing of a premerger notification report by Lynx under the HSR Act, (ii) for the filing of the Registration Statement with the SEC pursuant to the Exchange Act and the Securities Act, the declaration of the effectiveness of the Registration Statement by the SEC and filings with various state securities authorities that are required in connection with the transactions contemplated by this Agreement, (iii) for the filing of the Articles of Merger and other appropriate merger documents required by the MBCL with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, (iv) as may be required under applicable requirements of the Competition Act (Canada) and the Investment Canada Act,
(v) as may be required by the by-laws, rules, regulations or policies of The Toronto Stock Exchange in respect of the Lynx Common Stock to be issued in the Merger and upon the exercise of the Grizzly Options to be assumed by Lynx by reason of the Merger and the listing of such Lynx Common Stock on such stock exchanges, (vi) such filings as are required to be made and exemption rulings or orders as are required to be obtained under the Ontario Business Corporations Act or Business Corporations Act, c.B-9.1, Statutes of New Brunswick, 1981, or under Canadian securities laws, and (vii) as disclosed in
Section 4.04 of the Lynx Disclosure Letter, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any Governmental or Regulatory Authority or any Contract to which Lynx or any of its Subsidiaries is a party or by which Lynx or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by each of Lynx and Sub, the performance by each of Lynx and Sub of its obligations hereunder or the consummation by Lynx of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on Lynx and its Subsidiaries taken as a whole or on the ability of Lynx and Sub to consummate the transactions contemplated by this Agreement.

  4.05 Reports and Financial Statements. Lynx has made available to Grizzly prior to the execution of this Agreement a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by Lynx or any of its Subsidiaries with Canadian securities regulatory authorities and The Toronto Stock Exchange since January 1, 1993 (as such documents have since the time of their filing been amended or supplemented, the "Lynx Reports"), which are all the documents (other than preliminary material) that Lynx and its Subsidiaries were required to file with Canadian securities regulatory authorities and The Toronto Stock Exchange since such date. As of their respective dates, the Lynx Reports (i) complied as to form in all material respects with the requirements of Canadian securities laws and The Toronto Stock Exchange, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Lynx Reports (the "Lynx Financial Statements") complied as to form in all material respects with the published rules and regulations of the Canadian securities regulatory authorities with respect thereto, were prepared in accordance with generally accepted accounting principles in Canada applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Canadian securities laws) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse to Lynx and its Subsidiaries taken as a whole)) the consolidated financial position of Lynx and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as set forth in Section 4.05 of the Lynx Disclosure Letter, each Subsidiary of Lynx is treated as a consolidated subsidiary of Lynx in the Lynx Financial Statements for all periods covered thereby.

  4.06 Absence of Certain Changes or Events. Except as disclosed in the Lynx Reports filed prior to the date of this Agreement or in Section 4.06 of the Lynx Disclosure Letter, (a) since June 30, 1998 there has not been any change, event or development (excluding stock market fluctuations, changes in general economic conditions, or any change, event or development having, or that could reasonably be expected to have, individually or in the aggregate, a material adverse effect on companies in the industries in which Lynx operates generally) having, or that could be reasonably expected to have, individually or in the aggregate, a material adverse effect on Lynx and its Subsidiaries taken as a whole, and (b) between such date and the date hereof (i) Lynx and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice and (ii) neither Lynx nor any of its Subsidiaries has taken any action which, if taken after the date hereof, would constitute a breach of any provision of clause (ii) of Section 5.01(b).

  4.07 Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the consolidated balance sheet of Lynx and its consolidated subsidiaries dated June 30, 1998 included in the Lynx Financial Statements or as disclosed in Section 4.07 of the Lynx Disclosure Letter, neither Lynx nor any of its Subsidiaries had at such date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Lynx and its consolidated subsidiaries (including the notes thereto), except liabilities or obligations
(i) which were incurred in the ordinary course of business consistent with past practice or (ii) which have not been, and could not be reasonably expected to be, individually or in the aggregate, materially adverse to Lynx and its Subsidiaries taken as a whole.

  4.08 Legal Proceedings. Except as disclosed in the Lynx Reports filed prior to the date of this Agreement or in Section 4.08 of the Lynx Disclosure Letter, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of Lynx, threatened against, relating to or affecting, nor to the knowledge of Lynx are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, Lynx or any of its Subsidiaries or any of their respective assets and properties which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on Lynx and its Subsidiaries taken as a whole or on the ability of Lynx and Sub to consummate the transactions contemplated by this Agreement, and (ii) neither Lynx nor any of its Subsidiaries is subject to any order of any Governmental or

Regulatory Authority which, individually or in the aggregate, is having or could be reasonably expected to have a material adverse effect on Lynx and its Subsidiaries taken as a whole or on the ability of Lynx and Sub to consummate the transactions contemplated by this Agreement.

  4.09 Information Supplied. The registration statement on Form S-4 to be filed with the SEC by Lynx in connection with the issuance of shares of Lynx Common Stock in the Merger, as amended or supplemented from time to time (as so amended and supplemented, the "Registration Statement"), and any other documents to be filed by Lynx with the SEC, Canadian securities regulatory authorities, The Toronto Stock Exchange or any other Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby will (in the case of the Registration Statement and any such other documents filed with the SEC under the Securities Act or the Exchange Act, with Canadian securities regulatory authorities under Canadian securities laws or with The Toronto Stock Exchange) comply as to form in all material respects with the requirements of the Exchange Act, the Securities Act or comparable Canadian laws, respectively, and will not, on the date of its filing or, in the case of the Registration Statement, at the time it becomes effective under the Securities Act, at the date the Proxy Statement is mailed to shareholders of Grizzly and of Lynx and at the times of the Shareholders' Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Lynx or Sub with respect to information supplied in writing by or on behalf of Grizzly expressly for inclusion therein and information incorporated by reference therein from documents filed by Grizzly or any of its Subsidiaries with the SEC, Canadian securities regulatory authorities or The Toronto Securities Exchange.

  4.10 Compliance with Laws and Orders. Lynx and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of their respective businesses as presently conducted (the "Lynx Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Lynx and its Subsidiaries taken as a whole. Lynx and its Subsidiaries are in compliance with the terms of the Lynx Permits, except failures so to comply which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Lynx and its Subsidiaries taken as a whole. Except as disclosed in the Lynx Reports filed prior to the date of this Agreement, Lynx and its Subsidiaries are not in violation of or default under any law or order of any Governmental or Regulatory Authority, except for such violations or defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Lynx and its Subsidiaries taken as a whole.

  4.11 Compliance with Agreements; Certain Agreements. (a) Except as disclosed in the Lynx Reports filed prior to the date of this Agreement, neither Lynx nor any of its Subsidiaries nor, to the knowledge of Lynx, any other party thereto is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, could be reasonably expected to result in a default under, (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of Lynx or any of its Subsidiaries or (ii) any Contract to which Lynx or any of its Subsidiaries is a party or by which Lynx or any of its Subsidiaries or any of their respective assets or properties is bound, except in the case of clause (ii) for breaches, violations and defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Lynx and its Subsidiaries taken as a whole. Except for this Agreement and those agreements and other documents filed as exhibits to the Lynx Reports or set forth in Section 4.11 of the Lynx Disclosure Letter, as of the date of this Agreement, neither Lynx nor any of its Subsidiaries is a party to or bound by (i) any material contract or (ii) any non-competition agreement or other agreement or arrangement that materially restricts it or any of its Subsidiaries from competing in any line of business.

    (b) Except as disclosed in Section 4.11 of the Lynx Disclosure Letter or in the Lynx Reports filed prior to the date of this Agreement or as provided for in this Agreement, as of the date hereof, neither Lynx nor any of its Subsidiaries is a party to any oral or written (i) consulting agreement not terminable on

  30 days' or less notice involving the payment of more than U.S. $100,000 per annum in the aggregate for all such agreements, (ii) union or collective bargaining agreement which covers any employees, (iii) agreement with any executive officer or other employee of Lynx or any of its Subsidiaries the benefits of which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving Lynx or any of its Subsidiaries of the nature contemplated by this Agreement, (iv) agreement with respect to any executive officer or other employee of Lynx or any of its Subsidiaries providing any term of employment or compensation guarantee or (v) agreement or plan, including any stock option, stock appreciation right, restricted stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

  4.12 Taxes. (a) Each of Lynx and its Subsidiaries has filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed or granted and have not expired, except that Lynx and its Subsidiaries have not filed federal or state income taxes in the United States for calendar year 1997, and all tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file, have extensions granted that remain in effect or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a material adverse effect on Lynx and its Subsidiaries taken as a whole. Lynx and each of its Subsidiaries has paid (or Lynx has paid on its behalf) all taxes shown as due on such tax returns and reports. The most recent financial statements contained in the Lynx Reports reflect an adequate reserve for all taxes payable by Lynx and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against Lynx or any of its Subsidiaries that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a material adverse effect on Lynx and its Subsidiaries taken as a whole. No waivers of the time to assess any taxes against Lynx or any of its Subsidiaries have been given or filed or are pending, except for waivers with respect to such taxes that have been adequately reserved for in the most recent financial statements contained in the Lynx Reports, or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a material adverse effect on Lynx and its Subsidiaries taken as a whole.

  (b) To the best knowledge of Lynx, there are no liens for material amounts of taxes on the assets of Lynx or any of its Subsidiaries except for statutory liens for current taxes not yet due and payable.

  4.13 Employee Benefit Plans; ERISA. (a) Except as described in the Lynx Reports filed prior to the date of this Agreement or as would not have a material adverse effect on Lynx and its Subsidiaries taken as a whole, (i) all Lynx Employee Benefit Plans (as defined below) are in compliance with all applicable requirements of law, including ERISA and the Code, and (ii) neither Lynx nor any of its Subsidiaries has any liabilities or obligations with respect to any such Lynx Employee Benefit Plans, whether accrued, contingent or otherwise, nor to the knowledge of Lynx are any such liabilities or obligations expected to be incurred. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Lynx Employee Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to Lynx or any of its Subsidiaries are the agreements and policies specifically referred to in Section 4.13 of the Lynx Disclosure Letter. The last date on which stock options were granted to any officer or director of Lynx was May 12, 1998.

  (b) As used herein "Lynx Employee Benefit Plan" means any Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by Lynx or any of its Subsidiaries for the benefit of the current or former employees or directors of Lynx or any of its Subsidiaries and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time and, in the case of a Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement.

  4.14 Labor Matters. Except as disclosed in the Lynx Reports filed prior to the date of this Agreement or in Section 4.14 of the Lynx Disclosure Letter, there are no material controversies pending or, to the knowledge of Lynx, threatened between Lynx or any of its Subsidiaries and any representatives of its employees, except as would not, individually or in the aggregate, have a material adverse effect on Lynx and its Subsidiaries taken as a whole, and, to the knowledge of Lynx, there are no material organizational efforts presently being made involving any of the now unorganized employees of Lynx or any of its Subsidiaries. Since January 1, 1993, there has been no work stoppage, strike or other concerted action by employees of Lynx or any of its Subsidiaries except as would not, individually or in the aggregate, have a material adverse effect on Lynx and its Subsidiaries taken as a whole.

  4.15 Environmental Matters. (a) Each of Lynx and its Subsidiaries has obtained all Environmental Permits which are required under any applicable Environmental Law in respect of its business or operations, except for such failures to have Environmental Permits which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Lynx and its Subsidiaries taken as a whole. Each of such Environmental Permits is in full force and effect and each of Lynx and its Subsidiaries is in compliance with the terms and conditions of all such Environmental Permits and with any applicable Environmental Law, except for such failures to be in compliance which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Lynx and its Subsidiaries taken as a whole.

  (b) To the knowledge of Lynx, no site or facility now or previously owned, operated or leased by Lynx or any of its Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar state, Canadian federal, provincial or local list of sites requiring investigation or clean-up.

  (c) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by Lynx or any of its Subsidiaries, other than any such real property not individually or in the aggregate material to Lynx and its Subsidiaries taken as a whole, and no action of any Governmental or Regulatory Authority has been taken or, to the knowledge of Lynx, is in process which could subject any of such properties to such Liens, and neither Lynx nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any such site or facility owned by it in any deed to the real property on which such site or facility is located.

  (d) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, Lynx or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by Lynx or any of its Subsidiaries which have not been delivered to Grizzly prior to the execution of this Agreement.

  4.16 Intellectual Property Rights. Except as set forth in Section 4.16 of the Lynx Disclosure Letter, (a) Lynx and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Intellectual Property Rights individually or in the aggregate material to the conduct of the businesses of Lynx and its Subsidiaries taken as a whole. Neither Lynx nor any Subsidiary of Lynx is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property Rights, such Intellectual Property Rights are not being infringed by any third party, and neither Lynx nor any Subsidiary of Lynx is infringing any Intellectual Property Rights of any third party, except for such defaults and infringements which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Lynx and its Subsidiaries taken as a whole.

  (b) Section 4.16 of the Lynx Disclosure Letter contains (or will be supplemented prior to Closing to contain) an accurate and complete list as of the date of this Agreement of all licenses and agreements under which Lynx and its Subsidiaries are licensed to use third party Intellectual Property Rights which are material to the business of Lynx as currently conducted (the "Lynx Intellectual Property Rights").

  (c) Except as set forth in Section 4.16 of the Lynx Disclosure Letter (including as it may be supplemented prior to Closing), Lynx and its Subsidiaries are not required to pay any material royalties, fees or other amounts to any Person in connection with the use or exploitation of the Lynx Intellectual Property Rights or the development, manufacture or commercial exploitation of any products of Lynx or its Subsidiaries.

  (d) Section 4.16 of the Lynx Disclosure Letter contains an accurate and complete list as of the date of this Agreement of all registered patents, registered trademarks, trade names, registered service marks and registered copyrights (in each case that are currently in use), as well as all applications for any and all of the foregoing, included in the Lynx Intellectual Property Rights (excluding third party Intellectual Property Rights), including the jurisdiction in which each such Lynx Intellectual Property Rights has been issued or registered or in which any such application for such issuance, approval or registration has been filed. All registered patents, registered trademarks, trade names, registered service marks and registered copyrights owned by Lynx or any of its Subsidiaries and which are material to the conduct of their business as currently conducted are valid and enforceable.

  (e) Section 4.16 of the Lynx Disclosure Letter contains an accurate and complete list as of the date of this Agreement of all licenses and sublicenses under which Lynx or any of its Subsidiaries has granted the right to manufacture, reproduce, market or exploit any material products of Lynx or its Subsidiaries or any material adaptation, derivative or reformulation based on any such product or any portion thereof.

  (f) Neither Lynx nor any of its Subsidiaries is or will be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any IP Licenses. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will cause or will result in a material change to the terms of any material license, sublicense or other similar agreement.

  (g) Except as set forth in Section 4.08 of the Lynx Disclosure Letter, neither Lynx nor its Subsidiaries (A) has been sued in any suit, action or proceeding which involves a claim of infringement or violation of any Intellectual Property Right of any third party or (B) has received any written claim or allegation that the manufacturing, importation, marketing, licensing, sale, offer for sale, or use of any of its products infringes Intellectual Property Rights of any third party.

  (h) Lynx and its Subsidiaries have taken all reasonable steps to protect and preserve the confidential information, trade secrets and know-how of Lynx and its Subsidiaries, including appropriate non-disclosure agreements with all employees and third persons having access to any confidential information, trade secrets or know-how of Lynx and its Subsidiaries.

  (i) Neither Lynx nor any of its Subsidiaries has made any written claim or allegation that any third person is or has infringed, misappropriated, breached or violated the rights of Lynx or its Subsidiaries in any of the Lynx Intellectual Property Rights which are material to the business of Lynx as currently conducted.

  (j) Except as set forth in Section 4.16 of the Lynx Disclosure Letter, all internal computer systems that are material to the business, finances or operations of Lynx ("Material Lynx Systems") are Year 2000 Compliant or can be freely modified to be made Year 2000 Compliant without breaching any third party license agreements or otherwise infringing any intellectual property rights of any third party. All Material Lynx Systems that are not Year 2000 Compliant as of the date of this Agreement are set forth in Section 4.16(j) of the Lynx Disclosure Schedule.

  4.17 Vote Required. The affirmative votes of the holders of record of at least the portion of the outstanding shares of Lynx Common Stock represented at the meeting and specified in Section 4.17 of the Lynx Disclosure Schedule with respect to the approval of each of the Lynx Shareholders' Proposals are the only votes of the holders of any class or series of the capital stock of Lynx required to approve the Merger and the other transactions contemplated hereby.

  4.18 Opinion of Financial Advisor. Lynx has received the opinion of CIBC Wood Gundy Securities Inc., dated the date hereof, to the effect that, as of the date hereof, the consideration to be paid in the Merger by Lynx is fair from a financial point of view to the shareholders of Lynx, and a true and complete copy of such opinion has been delivered to Grizzly prior to the execution of this Agreement.

  4.19 Ownership of Grizzly Common Stock. Neither Lynx nor any of its Subsidiaries or other affiliates beneficially owns any shares of Grizzly Common Stock.

  4.20 Control Share Statute Not Applicable. Neither Lynx nor any of its subsidiaries is subject to a statute or regulation of the type specified in
Section 6.16 that would affect this Agreement, the Stock Option Agreements, the Merger or the other transactions contemplated hereby or thereby.

                                 5. ARTICLE V

                                   COVENANTS

  5.01 Covenants of Grizzly and Lynx. At all times from and after the date hereof until the Effective Time, each of Grizzly and Lynx (each, a "Principal Party") covenants and agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or the Stock Option Agreements, or to the extent that the other Principal Party shall otherwise previously consent in writing):

    (a) Ordinary Course. Each Principal Party and each of its Subsidiaries shall conduct their respective businesses only in, and each Principal Party and each of its Subsidiaries shall refrain from taking any action except in, the ordinary course consistent with past practice.

    (b) Without limiting the generality of paragraph (a) of this Section, (i) each Principal Party and its Subsidiaries shall use all commercially reasonable efforts to preserve intact in all material respects their present business organization and reputation, to keep available the services of its key officers and employees, to maintain its assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on its tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve its relationships with customers and suppliers and others having significant business dealings with it and to comply in all material respects with all laws and orders of all Governmental or Regulatory Authorities applicable to it, and (ii) neither Principal Party shall, nor shall it permit any of its Subsidiaries to, except as otherwise expressly provided for in this Agreement:

      (A) amend or propose to amend its certificate or articles of incorporation or bylaws (or other comparable corporate charter documents), except that Lynx may amend its Certificate of Incorporation as contemplated by Section 6.03(a);

      (B) (w) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, except for the declaration and payment of dividends by a wholly-owned Subsidiary solely to its parent corporation, (x) split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (y) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (z) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Option with respect thereto;

      (C) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any Option with respect thereto (other than (I) the issuance of Grizzly Common Stock or Lynx Common Stock pursuant to options granted under the Grizzly Option Plans, the 1995 Stock Option Plan for Employees and Directors (the "Lynx Option Plan"), in each case outstanding on the date of this Agreement and in accordance with their present terms, (II) the issuance of options pursuant to the Grizzly Option Plan and the Lynx Option Plan, in each case in accordance with their present terms and only after consent with the other Principal Party (provided that no such consent shall be required in connection with the issuance of options to purchase up to 500,000 shares of Lynx Common Stock under the Lynx Option Plan and up to 230,000 shares of Grizzly Common Stock under the Grizzly Option Plans, in each case at fair value and as otherwise provided in the respective Plans), and the issuance of shares of Grizzly Common Stock and Lynx Common Stock, as the case may be, upon exercise of such options, (III) the issuance by a wholly-owned Subsidiary of its capital stock to its parent corporation, (IV) the issuance of Grizzly Common Stock or Lynx Common Stock, as the case may be, in accordance with the terms of the applicable Stock Option Agreement and (V) the issuance of Grizzly Rights and reservation and issuance of Grizzly Series A Preferred Stock pursuant to the Grizzly Rights Agreement in accordance with the terms thereof) or modify or amend any right of any holder of outstanding shares of capital stock or Options with respect thereto;

      (D) acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than in the ordinary course of its business consistent with past practice;

      (E) other than in the ordinary course of its business consistent with past practice, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties;

      (F) except to the extent required by applicable law, (x) permit any material change in (A) any pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy or (B) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (y) make any material tax election or settle or compromise any material income tax liability with any Governmental or Regulatory Authority;

      (G) (x) incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of its business consistent with past practice or (y) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money other than in the ordinary course of its business consistent with past practice;

      (H) enter into, adopt, amend in any material respect (except as may be required by applicable law) or terminate any Grizzly Employee Benefit Plan or Lynx Employee Benefit Plan, as the case may be, or other agreement, arrangement, plan or policy between such Principal Party or one of its Subsidiaries and one or more of its directors, officers or employees, or, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such Principal Party and its Subsidiaries taken as a whole, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement in effect as of the date hereof;

      (I) enter into any Contract or amend or modify any existing Contract, or engage in any new transaction outside the ordinary course of business consistent with past practice or not on an arm's length basis, with any affiliate of such Principal Party or any of its Subsidiaries;

      (J) make any capital expenditures or commitments for additions to plant, property or equipment constituting capital assets except in the ordinary course of business consistent with past practice;

      (K) make any change in the lines of business in which it participates or is engaged; or

      (L) enter into any Contract, commitment or arrangement to do or engage in any of the foregoing.

    Grizzly acknowledges that (x) Lynx has had ongoing negotiations with Sumitomo Heavy Industries, Ltd. concerning, and may enter into a joint venture with respect to the manufacture, assembly and/or marketing of Lynx products in Japan, and (y) Lynx's activities in connection with this joint venture will not contravene this Section 5.01 (provided that nothing in this sentence shall supersede the requirements of paragraph (b)(ii)(C) of this Section 5.01).

    (c) Advice of Changes. Each Principal Party shall confer on a regular and frequent basis with the other with respect to its business and operations and other matters relevant to the Merger, and shall promptly advise the other, orally and in writing, of any change or event, including, without limitation, any complaint, investigation or hearing by any Governmental or Regulatory Authority (or communication indicating the same may be contemplated) or the institution or threat of litigation, having, or which, insofar as can be reasonably foreseen, could have, a material adverse effect on such Principal Party and its Subsidiaries taken as a whole or on the ability of such Principal Party, to consummate the transactions contemplated hereby; provided that no party shall be required to make any disclosure to the extent such disclosure would constitute a violation of any applicable law. In addition, Grizzly shall promptly disclose any change or event with respect to the litigation listed in Section 5.01(c) of the Grizzly Disclosure Letter.

    (d) Notice and Cure. Each Principal Party will notify the other of, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practical after it becomes known to such Principal Party, that causes or will cause any covenant or agreement of such Principal Party under this Agreement to be breached or that renders or will render untrue any representation or warranty of such Principal Party contained in this Agreement. Each Principal Party also will notify the other in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by such Principal Party. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

    (e) Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, each Principal Party will take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other's obligations contained in this Agreement and to consummate and make effective the transactions contemplated by this Agreement, and neither Principal Party will, nor will it permit any of its Subsidiaries to, take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition.

  5.02 No Solicitations. At all times from and after the date hereof until the Effective Time, each Principal Party covenants and agrees as to itself and its Subsidiaries (a) that neither it nor any of its Subsidiaries or other affiliates shall, and it shall use its best efforts to cause its Representatives (as defined in Section 9.11) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, consolidation or other business combination including such Principal Party or any of its Subsidiaries or any acquisition or similar transaction (including, without limitation, a tender or exchange offer) involving the purchase of (i) all or any significant portion of the assets of such Principal Party and its Subsidiaries taken as a whole, (ii) 20% or more of the outstanding shares of such Principal Party's common stock or (iii) 20% of the outstanding shares of the capital stock of any Subsidiary of such Principal Party (any such proposal or offer being hereinafter referred to as an "Alternative Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or group relating to an Alternative Proposal (excluding the transactions contemplated by this Agreement), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any of the foregoing, and it will take the necessary steps to inform such parties of its obligations under this Section; and (c) that it will notify the other Principal Party immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any of such persons; provided, however, that nothing contained in this Section 5.02 shall prohibit the Board of Directors of either Principal Party from (i) furnishing information to (but only pursuant to a confidentiality agreement in customary form and having terms and conditions no less favorable to such Principal Party than the Confidentiality Agreement) or entering into discussions or negotiations with any person or group that makes an unsolicited bona fide Alternative Proposal, if, and only to the extent that, prior to receipt of the Grizzly Shareholders' Approval (if such Principal Party is Grizzly) or the Lynx Shareholders' Approval

(if such Principal Party is Lynx), (A) the Board of Directors of such Principal Party, based upon the written opinion of outside counsel (a copy of which shall be provided promptly to the other Principal Party), determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to shareholders imposed by law, (B) such Alternative Proposal is not conditioned on the receipt of financing and the Board of Directors has reasonably concluded in good faith that the person or group making such Alternative Proposal will have adequate sources of financing to consummate such Alternative Proposal and that such Acquisition Proposal is more favorable to such Principal Party's shareholders than the Merger, (C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or group, such Principal Party provides written notice to the other Principal Party to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or group, which notice shall identify such person or group in reasonable detail, and (D) such Principal Party keeps the other Principal Party informed of the status and all material information with respect to any such discussions or negotiations; and (ii) to the extent required, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal. Nothing in this Section 5.02 shall (x) permit any party to terminate this Agreement (except as specifically provided in Article VIII), (y) permit any party to enter into any agreement with respect to an Alternative Proposal for so long as this Agreement remains in effect (it being agreed that for so long as this Agreement remains in effect, no party shall enter into any agreement with any person or group that provides for, or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement under the circumstances described above)), or (z) affect any other obligation of any party under this Agreement.

  5.03 Grizzly Rights Agreement. Prior to the Effective Time, without the prior written consent of Lynx, Grizzly will not take any action with respect to, or make any determination under, or amend the Grizzly Rights Agreement, including a redemption of the Grizzly Rights.

  5.04 Conduct of Business of Sub. Prior to the Effective Time, except as may be required by applicable law and subject to the other provisions of this Agreement, Lynx shall cause Sub to (a) perform its obligations under this Agreement in accordance with its terms, (b) not incur directly or indirectly any liabilities or obligations other than those incurred in connection with the Merger, (c) not engage directly or indirectly in any business or activities of any type or kind and not enter into any agreements or arrangements with any person, or be subject to or bound by any obligation or undertaking, which is not contemplated by this Agreement and (d) not create, grant or suffer to exist any Lien upon its properties or assets which would attach to any properties or assets of the Surviving Corporation after the Effective Time.

  5.05 Third Party Standstill Agreements. Each Principal Party agrees that, during the period from the date of this Agreement through the Effective Time, neither it nor any of its Subsidiaries shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party. During such period, each Principal Party shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including, but not limited to, by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

  5.06 Purchases of Common Stock of the Other Party. Each Principal Party agrees that, during the period from the date hereof through the Effective Time, neither it nor any of its Subsidiaries or other affiliates will purchase any shares of capital stock of the other Principal Party (except pursuant to the Stock Option Agreements).

  5.07 Adoption of Lynx Rights Agreement. As soon as possible following the Effective Time, Lynx shall establish a shareholder rights plan and have it approved by the Lynx Board of Directors and submit it to the Lynx shareholders at the next annual shareholders general meeting.

                                 6. ARTICLE VI

                             ADDITIONAL AGREEMENTS

  6.01 Access to Information; Confidentiality. Each Principal Party shall, and shall cause each of its Subsidiaries to, throughout the period from the date hereof to the Effective Time, (i) provide the other Principal Party and its Representatives with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of such Principal Party and its Subsidiaries and their respective assets, properties, books and records, but only to the extent that such access does not unreasonably interfere with the business and operations of such Principal Party and its Subsidiaries, and (ii) furnish promptly to such persons (x) a copy of each report, statement, schedule and other document filed or received by such Principal Party or any of its Subsidiaries pursuant to the requirements of federal or state securities laws and each material report, statement, schedule and other document filed with any other Governmental or Regulatory Authority, and (y) all other information and data (including, without limitation, copies of Contracts, Grizzly Employee Benefit Plans or Lynx Employee Benefit Plans, as the case may be, and other books and records) concerning the business and operations of such Principal Party and its Subsidiaries as the other party or any of such other persons reasonably may request. No investigation pursuant to this paragraph or otherwise shall affect any representation or warranty contained in this Agreement or any condition to the obligations of the parties hereto. Any such information or material obtained pursuant to this Section 6.01 that constitutes "Confidential Information" (as such term is defined in the letter agreement dated as of September 10, 1998 between Grizzly and Lynx, as amended and as attached to
Section 6.01 of the Grizzly Disclosure Letter (the "Confidentiality Agreement")) shall be governed by the terms of the Confidentiality Agreement.

  6.02 Preparation of Registration Statement and Proxy Statement. Grizzly and Lynx shall prepare and file with the SEC, applicable Canadian securities regulatory authorities and The Toronto Stock Exchange as soon as reasonably practicable after the date hereof the Proxy Statement. Lynx shall prepare and file with the SEC as soon as reasonably practicable after the date hereof the Registration Statement, in which the Proxy Statement will be included as the prospectus. Lynx and Grizzly shall use their best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after such filing. Lynx shall also take any action (other than qualifying as a foreign corporation or taking any action which would subject it to service of process in any jurisdiction where Lynx is not now so qualified or subject) required to be taken under applicable state blue sky or securities laws in connection with the issuance of Lynx Common Stock in connection with the Merger. If at any time prior to the Effective Time any event shall occur that should be set forth in an amendment of or a supplement to the Registration Statement, Lynx shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Lynx, Sub and Grizzly shall cooperate with each other in the preparation of the Registration Statement and the Proxy Statement and any amendment or supplement thereto, and each shall notify the other of the receipt of any comments of the SEC with respect to the Registration Statement or the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to the other promptly copies of all correspondence between Lynx or Grizzly, as the case may be, or any of its Representatives and the SEC with respect to the Registration Statement or the Proxy Statement. Lynx shall give Grizzly and its counsel the opportunity to review the Registration Statement and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. Each of Grizzly, Lynx and Sub agrees to use its best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause (x) the Registration Statement to be declared effective by the SEC at the earliest practicable time and to be kept effective as long as is necessary to consummate the Merger, and (y) the Proxy Statement to be mailed to the holders of Grizzly Common Stock and Lynx Common Stock entitled to vote at the meetings of the shareholders of Grizzly and Lynx at the earliest practicable time.

  6.03 Approval of Shareholders. (a) Lynx shall, through its Board of Directors, duly call, give notice of, convene and hold a meeting of its shareholders (the "Lynx Shareholders' Meeting") for the purpose of voting on
(i) the adoption of a proposal that Lynx continue its existence under the laws of the Province of New Brunswick, (ii) the adoption of this Agreement and
(iii) the adoption of a proposal to amend Lynx's Certificate of Incorporation to change Lynx's name to GSI Lumonics Inc. (the "Lynx Shareholders' Proposals"). Unless it determines based upon the written opinion of outside counsel (a copy of which shall be provided promptly to Grizzly) that doing so would violate the Board of Directors' fiduciary duties to shareholders imposed by law, Lynx shall, through its Board of Directors, include in the Proxy Statement the recommendation of the Board of Directors of Lynx that the shareholders of Lynx approve the Lynx Shareholders' Proposals by the requisite majorities (the "Lynx Shareholders' Approval"), and shall use its best efforts to obtain the Lynx Shareholders' Approval. At such meeting, Grizzly shall, and shall cause its Subsidiaries to, cause all shares of Lynx Common Stock then owned by Grizzly or any such Subsidiary to be voted in favor of the Lynx Shareholders' Proposals. In the event that the Lynx Shareholders' Approval will likely not be obtained on the date on which the Lynx Shareholders' Meeting is initially convened, the Board of Directors of Lynx agrees to adjourn such Lynx Shareholders' Meeting at least twice for the purpose of obtaining the Lynx Shareholders' Approval and to use its best efforts during any such adjournments to obtain the Lynx Shareholders' Approval.

  (b) Grizzly shall, through its Board of Directors, duly call, give notice of, convene and hold a meeting of its shareholders (the "Grizzly Shareholders' Meeting" and, together with the Lynx Shareholders' Meeting, the "Shareholders' Meetings") for the purpose of voting on the adoption of this Agreement (the "Grizzly Shareholders' Approval") as soon as reasonably practicable after the date hereof. Unless it determines, based upon the written opinion of outside counsel (a copy of which shall be provided promptly to Lynx) that doing so would violate the Board of Directors' fiduciary duties to shareholders imposed by law, Grizzly shall, through its Board of Directors include in the Proxy Statement the recommendation of the Board of Directors of Grizzly that the shareholders of Grizzly adopt this Agreement, and shall use its best efforts to obtain such adoption. At such meeting, Lynx shall, and shall cause its Subsidiaries to, cause all shares of Grizzly Common Stock then owned by Lynx or any such Subsidiary to be voted in favor of the adoption of this Agreement. In the event that the Grizzly Shareholders' Approval will likely not be obtained on the date on which the Grizzly Shareholders' Meeting is initially convened, the Board of Directors of Grizzly agrees to adjourn such Lynx Shareholders' Meeting at least twice for the purpose of obtaining the Grizzly Shareholders' Approval, and to use its best efforts during any such adjournments to obtain the Grizzly Shareholders' Approval.

  (c) Lynx and Grizzly shall coordinate and cooperate with respect to the timing of the Shareholders' Meetings and shall use their best efforts to cause both of the Shareholders' Meetings to be held on the same day and as soon as practicable after the date hereof.

  6.04 Grizzly Affiliates. At least 30 days prior to the Closing Date Grizzly shall deliver a letter to Lynx identifying all persons who, at the time of the Grizzly Shareholders' Meeting, may, in Grizzly's reasonable judgment, be deemed to be "affiliates" (as such term is used in Rule 145 under the Securities Act) of Grizzly ("Grizzly Affiliates"). Grizzly shall use its best efforts to cause each Grizzly Affiliate to deliver to Lynx on or prior to the Closing Date a written agreement substantially in the form and to the effect of Exhibit A hereto (an "Affiliate Agreement"). Lynx shall be entitled to place legends as specified in such Affiliate Agreements on the certificates evidencing any Lynx Common Stock to be received by such Grizzly Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Lynx Common Stock, consistent with the terms of such Affiliate Agreements.

  6.05 Stock Exchange Listing. Lynx shall use its reasonable efforts to cause the shares of Lynx Common Stock to be issued in the Merger and under the Grizzly Stock Plans after the Merger in accordance with this Agreement to be approved for listing on the Toronto Stock Exchange and on Nasdaq, subject to official notice of issuance, prior to the Closing Date.

  6.06 Certain Tax Matters. Lynx and Grizzly shall not take or fail to take any action which action or failure would cause Lynx, Grizzly or their respective shareholders (except to the extent that any shareholder of Grizzly may receive cash in lieu of fractional shares or is the owner of Dissenting Shares) to recognize gain or loss for United States or Canadian federal income tax purposes as a result of the consummation of the Merger.

  6.07 Regulatory and Other Approvals. Subject to the terms and conditions of this Agreement and without limiting the provisions of Sections 6.02 and 6.03, each Principal Party will proceed diligently and in good faith to, as promptly as practicable, (a) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other public or private third parties required of Principal Party or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby, and (b) provide such other information and communications to such Governmental or Regulatory Authorities or other public or private third parties as the other Principal Party or such Governmental or Regulatory Authorities or other public or private third parties may reasonably request in connection therewith. In addition to and not in limitation of the foregoing, each Principal Party will (x) take promptly all actions necessary to make the filings required of either of the Principal Party or their affiliates under the HSR Act, (y) comply at the earliest practicable date with any request for additional information received by such party or its affiliates from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the HSR Act, and
(z) cooperate with the other Principal Party in connection with such Principal Party's filings under the HSR Act and in connection with resolving any investigation or other inquiry concerning the Merger or the other matters contemplated by this Agreement commenced by either the FTC or the Antitrust Division or state attorneys general.

  6.08 [Omitted]

  6.09 Grizzly Stock Plan. (a) Subject to approval of The Toronto Stock Exchange, at the Effective Time, each outstanding option to purchase shares of Grizzly Common Stock (a "Grizzly Stock Option") under the Grizzly Option Plans, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Grizzly Stock Option, a number of shares of Lynx Common Stock equal to the product (rounded down to the nearest whole share) of (i) the number of shares of Grizzly Common Stock issuable upon exercise of the option immediately prior to the Effective Time and (ii) the Conversion Number; and the option exercise price per share of Lynx Common Stock at which such option is exercisable shall be the amount (rounded up to the nearest whole cent) obtained by dividing
(iii) the option exercise price per share of Grizzly Common Stock at which such option is exercisable immediately prior to the Effective Time by (iv) the Conversion Number; provided, however, that, in the case of any Grizzly Stock Option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422-424 of the Code ("qualified stock options"), the option exercise price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 425(a) of the Code. The adjustments provided herein with respect to any Stock Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

  (b) As soon as practicable after the Effective Time, Lynx shall deliver to the participants in the Grizzly Option Plans appropriate notices setting forth such participants' rights pursuant thereto and the grants pursuant to the Grizzly Option Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section after giving effect to the Merger). Subject to compliance with Canadian securities laws and the rules of The Toronto Stock Exchange, Lynx shall comply with the terms of the Grizzly Option Plans and ensure subject to the provisions of the Grizzly Option Plans that Grizzly Stock Options which qualified as qualified stock options prior to the Effective Time will continue to qualify as qualified stock options after the Effective Time.

  (c) Lynx shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Lynx Common Stock for delivery under the Grizzly Option Plans as adjusted in accordance with this Section. As soon as practicable after the Effective Time, Lynx shall file a registration statement on Form S-8 promulgated by the SEC under the Securities Act (or any successor or other appropriate form) with respect to the Lynx Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under
Section 16(a) of the Exchange Act,
where applicable, Lynx shall administer the Grizzly Option Plans in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

  6.10 Directors' and Officers' Indemnification and Insurance. (a) From and after the Effective Time and until the sixth anniversary of the Effective Time and for so long thereafter as any claim for indemnification asserted on or prior to such date has not been fully adjudicated, Lynx and the Surviving Corporation (each, an "Indemnifying Party") shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of Grizzly or any of its Subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs and expenses (including reasonable attorneys' fees), liabilities, judgments and settlement amounts that are paid or incurred in connection with any claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative and whether asserted or claimed prior to, at or after the Effective Time) that is based in whole or in part on, or arises in whole or in part out of, the fact that such Indemnified Party is or was a director or officer of Grizzly or any of its Subsidiaries and relates to or arises out of any action or omission occurring at or prior to the Effective Time ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under applicable law to indemnify its own directors or officers, as the case may be; provided that no Indemnifying Party shall be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld; and provided, further, that no Indemnifying Party shall be liable for any Indemnified Liabilities which occur as a result of the willful misconduct of any Indemnified Party. Except as disclosed in Section 6.10 of the Grizzly Disclosure Letter, Grizzly is not aware of any Indemnified Liabilities or of any basis for the assertion thereof. Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising prior to or after the Effective Time), (w) the Indemnifying Parties will pay expenses in advance of the final disposition of any such claim, action, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by applicable law; provided that the person to whom expenses are advanced provides any undertaking required by applicable law to repay such advance if it is ultimately determined that such person is not entitled to indemnification; (x) the Indemnified Parties shall retain counsel reasonably satisfactory to the Indemnifying Parties; (y) the Indemnifying Parties shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties (subject to the final sentence of this paragraph) promptly as statements therefor are received; and (z) the Indemnifying Parties shall use all commercially reasonable efforts to assist in the defense of any such matter. Any Indemnified Party wishing to claim indemnification under this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Indemnifying Parties, but the failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have under this paragraph except to the extent such failure materially prejudices such Indemnifying Party. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case the Indemnified Parties may to the extent necessary to avoid such conflict retain more than one or more additional law firm, in which event the Indemnifying Parties shall be required to pay the reasonable fees and expenses of only one law firm representing the Indemnified Parties.

  (b) Except to the extent required by law, until the sixth anniversary of the Effective Time, Lynx will not take any action so as to amend, modify or repeal the provisions for indemnification and limitation of liability of directors or officers contained in the certificates or articles of incorporation or bylaws (or other comparable charter documents) of the Surviving Corporation and its Subsidiaries (which immediately before the Effective Time shall be no less favorable to such individuals than those maintained by Grizzly and its Subsidiaries on the date hereof) in such a manner as would adversely affect the rights of any individual who shall have served as a director or officer of Grizzly or any of its Subsidiaries prior to the Effective Time to be indemnified by such corporations or limited in their liability in respect of their serving in such capacities prior to the Effective Time.

  (c) The Surviving Corporation shall, until the sixth anniversary of the Effective Time and for so long thereafter as any claim for insurance coverage asserted on or prior to such date has not been fully adjudicated, cause to be maintained in effect, to the extent available, the policies of directors' and officers' liability insurance maintained by Grizzly and its Subsidiaries as of the date hereof (or policies of at least the same coverage and amounts containing terms that are no less advantageous to the insured parties) with respect to claims arising from facts or events that occurred on or prior to the Effective Time; provided that in no event shall the Surviving Corporation be obligated to expend in order to maintain or procure insurance coverage pursuant to this paragraph any amount per annum in excess of 150% of the aggregate premiums payable by Grizzly and its Subsidiaries in 1997 (on an annualized basis) for such purpose.

  (d) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and each party entitled to insurance coverage under paragraph (c) above, respectively, and his or her heirs and legal representatives, and shall be in addition to any other rights an Indemnified Party may have under the certificate or articles of incorporation or bylaws of the Surviving Corporation or any of its Subsidiaries, under the MBCL or otherwise.

  6.11 Lynx Governance. Lynx's Board of Directors shall take action to (i) cause the full Board of Directors of Lynx at the Effective Time to include persons who are directors of Grizzly ("Current Grizzly Directors"), and (if necessary) shall obtain the resignations of persons who are directors of Lynx ("Lynx Directors"). At the Effective Time, the Board of Directors of Lynx shall be comprised of eight or ten directors, of whom an equal number will be Current Grizzly Directors and Lynx Directors and (ii) cause the following persons, so long as they are willing and able to serve, to be duly appointed to the following offices: Bob Atkinson, Chairman of the Board of Directors; Charles Winston, chief executive officer; Scott Nix, chief operating officer. Following the Effective Time, Lynx's operational headquarters shall be in the United States.

  6.12 Continuation; Name Change. At or prior to the Effective Time, (a) Lynx shall continue its existence as a corporation in the Province of New Brunswick, with articles of incorporation and by laws substantially in the form set forth in Exhibit B hereto and (b) Lynx shall change its corporate name to GSI Lumonics Inc., provided, however, that the Lynx Shareholder Approval shall have been obtained therefor.

  6.13 Stock Option Agreements. Grizzly, Lynx and Sub shall perform fully their respective obligations under the Stock Option Agreements.

  6.14 Expenses. Except as set forth in Section 8.02, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, except that the filing fee in connection with the filings required under the HSR Act and the expenses incurred in connection with printing and mailing the Registration Statement, as well as any filing fees relating thereto, shall be shared equally by Lynx and Grizzly.

  6.15 Brokers or Finders. Each of Lynx and Grizzly represents, as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Needham & Company, Inc., whose fees and expenses will be paid by Grizzly in accordance with Grizzly's agreement with such firm, and CIBC Wood Gundy Securities Inc. and Ernst & Young Corporate Finance Inc., whose fees and expenses will be paid by Lynx in accordance with Lynx's agreements with such firms, and each of Lynx and Grizzly shall indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other such fee or commission or expenses related thereto asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

  6.16 Takeover Statutes. If any "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, each Principal Party and the members of the Board of Directors of such Principal Party shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby and thereby.

  6.17 Conveyance Taxes. Grizzly and Lynx shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

                                7. ARTICLE VII

                                  CONDITIONS

  7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

    (a) Shareholder Approval. This Agreement shall have been adopted by the requisite vote of the shareholders of Grizzly under the MBCL and Grizzly's Articles of Incorporation. The shareholders of Lynx shall have approved the Lynx Shareholders' Proposals by the requisite majority under applicable law and governing documents.

    (b) Registration Statement; State Securities Laws. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding seeking such an order shall be pending or threatened. Lynx shall have received all state securities or "Blue Sky" permits and other authorizations, and all approvals, rulings and exceptions from applicable Canadian securities regulatory authorities, necessary to issue the Lynx Common Stock pursuant to this Agreement and under Grizzly Stock Plans after the Merger.

    (c) Exchange Listing. The shares of Lynx Common Stock issuable to Grizzly's Shareholders in the Merger and under Grizzly Stock Plans after the Merger in accordance with this Agreement shall have been authorized for listing on The Toronto Stock Exchange and Nasdaq subject to official notice of issuance.

    (d) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

    (e) No Injunctions or Restraints. No court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

    (f) Governmental and Regulatory and Other Consents and Approvals. Other than the filing provided for by Section 1.03, all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority or any other public or private third parties required of Lynx, Grizzly or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby, the failure of which to be obtained or taken could be reasonably expected to have a material adverse effect on Lynx and its Subsidiaries or the Surviving Corporation and its Subsidiaries, in each case taken as a whole, or on the ability of any of the parties hereto to consummate the transactions contemplated hereby shall have been obtained, all in form and substance reasonably satisfactory to Lynx and Grizzly.

    (g) Continuation; Name Change. At the Effective Time, Lynx shall have (a) continued its existence as a corporation in New Brunswick and (b) changed its corporate name to GSI Lumonics Inc.

    (h) Dissenting Shares.

  The sum (i) the product of the Conversion Number and the number of Dissenting Shares plus (ii) shares of Lynx Common Stock the holders of which have not voted in favor of the matters referred to in Section 7.01(g), have perfected their rights to dissent with respect to their shares in accordance with applicable law and have not effectively withdrawn or lost such right to dissent ("Lynx Dissenting Shares") shall not exceed 6% of the sum (iii) the number of shares of Lynx Common Stock and (iv) the product of the Conversion Number and the number of shares of Grizzly Common Stock, in each case outstanding on the Closing Date.

  7.02 Conditions to Obligation of Lynx and Sub to Effect the Merger. The obligation of Lynx and Sub to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by Lynx and Sub in their sole discretion):

    (a) Representations and Warranties. The representations and warranties made by Grizzly in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, except as affected by the transactions contemplated by this Agreement, and Grizzly shall have delivered to Lynx a certificate, dated the Closing Date and executed in the name and on behalf of Grizzly by its Chairman of the Board, President or any Executive Vice President, to such effect.

    (b) Performance of Obligations. Grizzly shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Grizzly at or prior to the Closing, and Grizzly shall have delivered to Lynx a certificate, dated the Closing Date and executed in the name and on behalf of Grizzly by its Chairman of the Board, President or any Executive Vice President, to such effect.

    (c) Grizzly Rights Agreement. On or prior to the Closing Date, Grizzly Rights shall not have become exercisable or transferable apart from the associated shares of Grizzly Common Stock, no "Shares Acquisition Date" or "Distribution Date" (each as defined in the Grizzly Rights Agreement) shall have occurred and the Grizzly Rights shall not have become nonredeemable, in each case other than as a result of actions by Lynx or any of its affiliates.

    (d) Absence of Certain Change or Events. Except as disclosed in Grizzly Reports filed prior to the date of this Agreement, (a) since June 30, 1998 there shall not have been any change, event or development (excluding stock market fluctuations, changes in general economic conditions, or any change, event, or development having, or that could reasonably be expected to have, individually or in the aggregate, a material adverse effect on companies in the industries in which Grizzly operates generally) having, or that could be reasonably expected to have, individually or in the aggregate, a material adverse effect on Grizzly and its Subsidiaries taken as a whole.

    (e) Acceptance of Officer and Director Positions. The Grizzly officer listed in Section 6.11 shall have accepted his officer position set forth therein.

    (f) Proceedings. All proceedings to be taken on the part of Grizzly in connection the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Lynx, and Lynx shall have received copies of all such documents and other evidences as Lynx may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

  7.03 Conditions to Obligation of Grizzly to Effect the Merger. The obligation of Grizzly to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by Grizzly in its sole discretion):

    (a) Representations and Warranties. The representations and warranties made by Lynx and Sub in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, except as affected by the transactions contemplated by this Agreement, and Lynx and Sub shall each have delivered to Grizzly a certificate, dated the Closing Date and executed in the name and on behalf of Lynx by its Chairman of the Board, President or any Executive Vice President and in the name and on behalf of Sub by its Chairman of the Board, President or any Vice President, to such effect.

    (b) Performance of Obligations. Lynx and Sub shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Lynx or Sub at or prior to the Closing, and Lynx and Sub shall each have delivered to Grizzly a certificate, dated the Closing Date and executed in the name and on behalf of Lynx by its Chairman of the Board, President, any Executive Vice President or its Chief Financial Officer and in the name and on behalf of Sub by its Chairman of the Board, President or any Vice President, to such effect.

    (c) Absence of Certain Changes or Events. Except as disclosed in the Lynx Reports filed prior to the date of this Agreement, (a) since June 30, 1998 there shall not have been any change, event or development (excluding stock market fluctuations, changes in general economic conditions, or any change, event or development having, or that could reasonably in general economic conditions, or any change, event or development having, or that could reasonably be expected to have, individually or in the aggregate, a material adverse effect on companies in the industries in which Lynx operates generally) having, or that could be reasonably expected to have, individually or in the aggregate, a material adverse effect on Lynx and its Subsidiaries taken as a whole.

    (d) Appointment of Directors and Officers. Lynx shall have duly appointed the Grizzly directors and officer listed in Section 6.11 to the positions set forth therein, subject to consummation of the Merger and acceptance of such appointment.

    (e) Proceedings. All proceedings to be taken on the part of Lynx and Sub in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Grizzly, and Grizzly shall have received copies of all such documents and other evidences as Grizzly may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                               (8) ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

  8.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether prior to or after Grizzly Shareholders' Approval or the Lynx Shareholders' Approval:

    (a) By mutual written agreement of the parties hereto duly authorized by action taken by or on behalf of their respective Boards of Directors;

    (b) By either Principal Party upon notification to the non-terminating Principal Party by the terminating Principal Party:

      (i) at any time after March 31, 1999 if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating Principal Party;

      (ii) if the Grizzly Shareholders' Approval or the Lynx Shareholders' Approval shall not be obtained by reason of the failure to obtain the requisite vote upon a vote held at a meeting of such shareholders, or any adjournment thereof, called therefor;

      (iii) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating Principal Party set forth in this Agreement, which breach is not curable or, if curable, has not been cured within 30 days following receipt by the non-terminating Principal Party of notice of such breach from the terminating Principal Party; or

      (iv) if any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued an order making illegal or otherwise restricting, preventing or prohibiting the Merger and such order shall have become final and nonappealable; or

  (c) By either Principal Party if (i) the Board of Directors of such Principal Party determines in good faith, based upon the written opinion of outside counsel (a copy of which shall be provided promptly to the other Principal Party), that termination of the Agreement is required for the Board of Directors to comply with its fiduciary duties to shareholders imposed by law by reason of an unsolicited bona fide Alternative Proposal meeting the requirements of clauses (A) and (B) of Section 5.02 having been made; provided that the terminating Principal Party shall have complied with the provisions of clauses (C) and (D) of Section 5.02 and shall notify the other Principal Party promptly of its intention to terminate this Agreement or enter into a definitive agreement with respect to such Alternative Proposal, but in no event shall such notice be given less than 48 hours prior to the public announcement of the terminating Principal Party's termination of this Agreement; or (ii) the Board of Directors of the other Principal Party shall have withdrawn or modified in a manner materially adverse to the terminating Principal Party its approval or recommendation of this Agreement or the Merger (it being understood that an announcement by such other Principal Party that states that an Alternative Proposal is under consideration by such Board of Directors shall be deemed such a withdrawal or modification, unless the Board of Directors publicly reaffirms its original recommendation within ten business days after such announcement); and provided further that the terminating Principal Party's ability to terminate this Agreement pursuant to clause (i) of this paragraph (c) is conditioned upon the prior payment by the terminating Principal Party of any amounts owed by it pursuant to Section 8.02(b).

  8.02 Effect of Termination. (a) If this Agreement is validly terminated by either Grizzly or Lynx pursuant to Section 8.01, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either Grizzly or Lynx (or any of their respective Representatives or affiliates), except (i) that the provisions of Sections 6.13, 6.14 and 6.15 and this Section 8.02 will continue to apply following any such termination,
(ii) that nothing contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement and (iii) as provided in paragraph (b) below.

  (b) In the event that any person or group shall have made an Alternative Proposal with respect to a Principal Party and thereafter this Agreement is terminated (x) by such Principal Party pursuant to Section 8.01(c)(i), then such Principal Party shall pay the Specified Amounts (as defined below) to the other Principal Party, or (y) by the other Principal Party pursuant to Section 8.01(b)(iii) as a result of a breach of covenant or agreement or pursuant to
Section 8.01(c)(ii), then the non-terminating Principal Party shall pay the Specified Amounts to the terminating Principal Party. In addition, if any person or group shall have made an Alternative Proposal with respect to a Principal Party and thereafter this Agreement is terminated for any other reason (other than by reason of the breach of this Agreement by the Non-Executing Party (as defined below) or as a result of the Shareholders' Approval of the Non-Executing Party not being obtained) and, in the case of this sentence only, a definitive agreement with respect to an Alternative Proposal is executed by such Principal Party within one year after such termination, then the Principal Party executing such agreement (the "Executing Party") shall pay the Specified Amounts to the other Principal Party (the "Non-Executing Party"). The Specified Amounts shall be paid by wire transfer of same day funds, either on the date contemplated in Section 8.01(c) if applicable, or otherwise within two business days after such amount becomes due. "Specified Amounts" means (x) a termination fee of U.S. $4,000,000 and
(y) an amount equal to all documented out-of-pocket expenses and fees incurred by the Principal Party who is entitled to receive such fee, or by any of its Subsidiaries, in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and expenses payable to all banks, investment banking firms and other financial institutions and persons and their respective agents and counsel for acting as such Principal Party's financial advisor with respect to, or arranging or committing to provide or providing any financing for, the Merger), provided that in no event shall the amount of such reimbursable fees and expenses exceed U.S. $500,000 in the aggregate.

  (c) Each Principal Party acknowledges that the agreements contained in the preceding paragraph are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other Principal Party would not enter into this Agreement; accordingly, if such Principal Party fails promptly to pay the amount due pursuant to such paragraph, and in order to obtain such payment, the other Principal Party commences a suit which results in a judgment against such Principal Party for such amount, such Principal Party shall pay to the other Principal Party, as the case may be, all costs and expenses (including attorneys' fees and expenses) incurred by such other Principal Party or any of its Subsidiaries in connection with such suit, together with interest on the amount of the fee at a rate equal to the prime rate publicly announced from time to time by The Chase Manhattan Bank and in effect on the date such payment was required to be made.

  8.03 Amendment. This Agreement may be amended, supplemented or modified by action taken by or on behalf of the respective Boards of Directors of the parties hereto at any time prior to the Effective Time, whether prior to or after the Grizzly Shareholders' Approval or the Lynx Shareholders' Approval shall have been obtained, but after such adoption and approval only to the extent permitted by applicable law. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto.

  8.04 Waiver. At any time prior to the Effective Time any party hereto, by action taken by or on behalf of its Board of Directors, may to the extent permitted by applicable law (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the covenants, agreements or conditions of the other parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

                                (9) ARTICLE IX

                              GENERAL PROVISIONS

  9.01 Non-Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger but shall terminate at the Effective Time, except for the agreements contained in Article I and Article II, in Sections 6.09, 6.10 and 6.11, this Article IX and the agreements of the "affiliates" of Grizzly delivered pursuant to Section 6.04, which shall survive the Effective Time.

  9.02 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                             If to Lynx or Sub, to:
                             Lumonics Inc.
                             Oxnard Operation
                             130 Lombard Street
                             Oxnard, CA 93030
                             Facsimile No.: 805/485-3335
                             Attn: W. Scott Nix
                             with copies to:
                             105 Schneider Road
                             Kanata, Ontario KZK 1Y3
                             Facsimile No.: 603/592-7549
                             Attn: Desmond J. Bradley
                             Goldberg Shinder
                             280 Slater Street, 18th Floor
                             Ottawa, K1P 1C2

                             Facsimile No.: 613/237-1920
                             Attn: Charles Gardner, Esq.

                             If to Grizzly, to:
                             500 Arsenal Street
                             Watertown, MA 02171
                             Facsimile No.: 617/924-7327
                             Attn: Charles D. Winston
                             with a copy to:
                             Goodwin, Procter & Hoar LLP
                             Exchange Place
                             Boston, MA 02109
                             Facsimile No.: 617/523-1231
                             Attn: Stuart M. Cable, Esq.

  All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

  9.03 Entire Agreement; Incorporation of Exhibits. (a) This Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement in accordance with its terms, and contains, together with the Confidentiality Agreement and the Stock Option Agreements, the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

  (b) The Grizzly Disclosure Letter, the Lynx Disclosure Letter and any Schedule or Exhibit attached to this Agreement and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

  9.04 Public Announcements. Except as otherwise required by law or the rules of any applicable securities exchange or national market system, so long as this Agreement is in effect, Lynx and Grizzly will not, and will not permit any of their respective Subsidiaries or Representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. Lynx and Grizzly will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

  9.05 No Third Party Beneficiaries. Except as provided in Section 6.09 and
Section 6.10, the terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and except as otherwise expressly provided for herein, it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

  9.06 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except that Sub may assign any or all of its rights, interests and obligations hereunder to another direct or indirect wholly-owned Subsidiary of Lynx, provided that any such Subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein that would otherwise be applicable to Sub. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

  9.07 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define, modify or limit the provisions hereof.

  9.08 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or order, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

  9.09 Governing Law. Except to the extent that the MBCL is mandatorily applicable to the Merger and the rights of the shareholders of the Constituent Corporations, this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

  9.10 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specified terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

  9.11 Certain Definitions. As used in this Agreement:

    (a) except as provided in Section 6.04, the term "affiliate," as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

    (b) a person will be deemed to "beneficially" own securities if such person would be the beneficial owner of such securities under Rule 13d-3 under the Exchange Act, including securities which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time);

    (c) the term "business day" means a day other than Saturday, Sunday or any day on which banks located in the Province of Ontario or the Commonwealth of Massachusetts are authorized or obligated to close;

    (d) the term "knowledge" or any similar formulation of "knowledge" shall mean, with respect to Grizzly, the knowledge of Grizzly's executive officers, and with respect to Lynx, the knowledge of Lynx's executive officers;

    (e) any reference to any event, change or effect being "material" or "materially adverse" or having a "material adverse effect" on or with respect to an entity (or group of entities taken as a whole) means such event, change or effect is material or materially adverse, as the case may be, to the business, financial condition or results of operations of such entity (or of such group of entities taken as a whole);

    (f) the term "person" shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act);

    (g) the "Representatives" of any entity means such entity's directors, officers, employees, legal, investment banking and financial advisors, accountants and any other agents and representatives;

    (h) the term "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which more than 50% of either the equity interests in, or the voting control of, such corporation or other organization is, directly or indirectly through Subsidiaries or otherwise, beneficially owned by such party.

  9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

  IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officers thereunto duly authorized and its corporate seal to be affixed as of the date first above written.

Attest:                                   Lumonics Inc.


       /s/ Charles J. Gardner                      /s/ Robert J. Atkinson
_____________________________________     By: _________________________________
                                            Name: Robert J. Atkinson
                                            Title: Chairman

                                                      /s/ W. Scott Nix
                                          By: _________________________________
                                            Name: W. Scott Nix
                                            Title: President and Chief
                                            Executive Officer

Attest:                                   Grizzly Acquisition Corp.


       /s/ Charles J. Gardner                      /s/ Robert J. Atkinson
_____________________________________     By: _________________________________
                                            Name: Robert J. Atkinson
                                            Title:President

                                                   /s/ Desmond J. Bradley
                                          By: _________________________________
                                            Name: Desmond J. Bradley
                                            Title:Treasurer

Attest:                                   General Scanning Inc.


        /s/ Katherine McGaugh                      /s/ Charles D. Winston
_____________________________________     By: _________________________________
                                            Name: Charles D. Winston
                                            Title: President and Chief
                                            Executive Officer

                                                   /s/ Victor H. Woolley
                                          By: _________________________________
                                            Name: Victor H. Woolley
                                            Title: Treasurer

                                                                      EXHIBIT A

                        [FORM OF AFFILIATE'S AGREEMENT]
                                    [DATE]

Lumonics Inc.
105 Schneider Road
Kanata, Ontario K2K 1Y3

Ladies and Gentlemen:

  I have been advised that as of the date hereof I may be deemed to be an "affiliate" of General Scanning Inc., a Massachusetts corporation ("Grizzly"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Neither my entering into this agreement, nor anything contained herein, shall be deemed an admission on my part that I am such an "affiliate".

  Pursuant to the terms of the Agreement and Plan of Merger dated as of October 27, 1998 (the "Merger Agreement"), among Lumonics Inc., an Ontario corporation ("Lynx"), Grizzly Acquisition Corp., a Massachusetts corporation wholly owned by Lynx ("Sub"), and Grizzly providing for the merger of Sub with and into Grizzly (the "Merger"), and as a result of the Merger, I may receive shares of Lynx's common stock (the "Lynx Securities"), in exchange for the shares of common stock, par value $.01 per share, of Grizzly owned by me at the Effective Time (as defined in the Merger Agreement) of the Merger.

  I represent, warrant and covenant to Lynx that in such event:

    A. I shall not make any sale, transfer or other disposition of the Lynx Securities in violation of the Act or the Rules and Regulations.

    B. I have carefully read this letter and the Merger Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Lynx Securities, to the extent I felt necessary, with my counsel or counsel for Grizzly.

    C. I have been advised that the issuance of Lynx Securities to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the Shareholders of Grizzly I may have been deemed to have been an affiliate of Grizzly and a distribution by me of Lynx Securities has not been registered under the Act, the Lynx Securities must be held by me indefinitely unless
  (i) a distribution of Lynx Securities by me has been registered under the Act, (ii) a sale of Lynx Securities by me is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act or (iii) in the opinion of counsel reasonably acceptable to Lynx, some other exemption from registration is available with respect to a proposed sale, transfer or other disposition of the Lynx Securities by me.

    D. I understand that Lynx is under no obligation to register the sale, transfer or other disposition of Lynx Securities by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from registration available.

    E. I also understand that stop transfer instructions will be given to Lynx's transfer agents with respect to the Lynx Securities and that there will be placed on the certificates for the Lynx Securities, or any substitutions therefor, a legend stating in substance:

    "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated , , between the registered holder hereof and Lumonics Inc. (the "Corporation"), a copy of which agreement is on file at the principal offices of the Corporation."

    F. I also understand that unless the transfer by me of my Lynx Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Lynx reserves the right to put the following legend on the certificates issued to my transferee:

    "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under such Act applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of such Act and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of such Act."

  It is understood and agreed that the legends set forth in paragraph E and F above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Lynx a copy of a letter from the staff of the Commission, or an opinion of counsel reasonably acceptable to Lynx to the effect that such legend is not required for purposes of the Act.

  By its acceptance hereof, Lynx agrees, for a period of two years after the Effective Time, that it will file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 144(c) under the Act are satisfied and the resale provisions of Rules 145(d)(1) and (2) under the Act are therefore available to me in the event I desire to transfer any Lynx Securities issued to me in the Merger.

                                          Very truly yours,

                                            ___________________________________
                                            Name:
Accepted this    day of
    ,   , by:
LUMONICS INC.


By __________________________________
  Name:
  Title

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